Exhibit 2

SHINHAN FINANCIAL GROUP CO., LTD

Consolidated Financial Statements

December 31, 2003 and 2002

(With Independent Auditors’ Report Thereon)

Independent Auditors’ Report

Based on a report originally issued in Korean

To the Board of Directors and Stockholders
Shinhan Financial Group Co., Ltd.:

We have audited the accompanying consolidated balance sheets of Shinhan Financial Group Co., Ltd. (the “Company”) and its subsidiaries as of December 31, 2003, and 2002, and the related statements of earnings, changes of stockholders’ equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. The financial statements of Chohung Bank, which were audited by other auditors, reflect 40.90% of the Company’s consolidated total assets as of and 22.03% of the Company’s consolidated operating revenue for the year ended December 31, 2003. In addition, the financial statements of Goodmorning Shinhan Securities Co., Ltd. and Jeju Bank, which were reviewed by other accountants and audited by other auditors, respectively, reflect 4.69% of the Company’s consolidated total assets as of and 7.79% of the Company’s consolidated operating revenue for the year ended December 31, 2002. Our opinion, in connection with the amounts included for these subsidiaries, is based solely on the reports of other accountants and auditors.

We conducted our audits in accordance with the Auditing Standards, as established by the Financial Supervisory Commission of the Republic of Korea. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles and significant estimates used by management, as well as evaluating the overall financial statement presentation. We believe that our audits, reviews by other accountants and audits by other auditors provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company and its subsidiaries as of December 31, 2003 and 2002, and the results of its operations, the changes in its stockholders’ equity, and its cash flows for the years then ended in accordance with the Financial Accounting Standards, as established by the Financial Supervisory Commission of the Republic of Korea.

The accompanying consolidated financial statements as of and for the year ended December 31, 2003 and 2002 have been translated into United States dollars solely for the convenience of the reader and on the basis set forth in note 2(b) to the consolidated financial statements.

Without qualifying our opinion, we draw attention to the following:

As described in note 1(b) and 4 to the consolidated financial statements, on July 9, 2003, the Company made an agreement with the Korea Deposit Insurance Corporation (the “KDIC”) to acquire 80.04% (543,570,144 shares) of total outstanding shares in Chohung Bank. In accordance with the agreement, the Company purchased 266,349,371 shares in exchange for the Company’s shares on August 18, 2003 and 277,220,773 shares in cash on August 19, 2003. The acquisition of the shares was accounted for using the purchase method, and the acquisition cost of the shares and goodwill were ~~W~~1,857,983 million and ~~W~~840,244 million, respectively. Additionally, pursuant to the acquisition agreement, the Company would be required to pay contingent consideration to the KDIC at the maximum amount of ~~W~~652,284 million related to Asset Indemnity Payment, ~~W~~166,516 million related to General Indemnity Payment and additional Earn Out Payment based on earnings of Chohung Bank in future periods. These contingent considerations are not included in the acquisition cost on the date of acquisition, for the amount is not determinable. On December 30, 2003, its percentage of ownership subsequently increased to 81.15% through additional equity acquisition at ~~W~~200,000 million. In addition, on June 18, 2003, the Company sold 49% (294,000 shares) of total outstanding shares in Shinhan Credit Information Co., Ltd. to LSH Holdings LLC.

As described in note 1(a) to the consolidated financial statements, the Company’s American depository shares were listed on the New York Stock Exchange on September 16, 2003.

As described in note 1(b) to the consolidated financial statements, on March 3, 2004, Shinhan Bank sold 10.2% (29,873,295 shares) of total outstanding shares in the Company at ~~W~~627,339 million (~~W~~21,000 per share), through after-hour block trading.

As discussed in note 2(a) to the consolidated financial statements, accounting principles and auditing standards and their application in practice vary among countries. The accompanying consolidated financial statements are not intended to present the financial position, results of operations and cash flows in accordance with accounting principles and practices generally accepted in countries other than the Republic of Korea. In addition, the procedures and practices utilized in the Republic of Korea to audit such financial statements may differ from those generally accepted and applied in other countries. Accordingly, this report and the accompanying consolidated financial statements are for use by those knowledgeable about Korean accounting procedures and auditing standards and their application in practice.

As described in note 2(a) to the consolidated financial statements, the Company adopted Statements of Korea Accounting Standards (“SKAS”) No. 2 through No. 9, effective from the first fiscal year beginning after December 31, 2002, while, SKAS No. 6, “Events Occurring after the Balance Sheet Date” has been adopted since the year ended December 31, 2002 with encouraged earlier application.

As described in note 29(h) to the consolidated financial statements, Shinhan Bank and Chohung Bank are holding loans (including guarantees and acceptances) provided to and securities issued by SK Networks Co., Ltd. (formerly SK Global Co., Ltd.), amounting to ~~W~~396,058 million and ~~W~~303,011 million, respectively. As regards to those loans and securities, Shinhan Bank provides ~~W~~110,982 million of allowance for loan losses and recorded ~~W~~1,178 million of impairment loss on available-for-sale securities, and Chohung Bank provides ~~W~~93,784 million of allowance for loan losses, as of December 31, 2003. Actual losses on those loans and securities may differ materially from the management’s assessments and the accompanying consolidated financial statements do not reflect the impact of the uncertainty on the financial position of the Company and its subsidiaries.

As described in note 29(h) to the consolidated financial statements, Shinhan Bank, Chohung Bank and Goodmorning Shinhan Securities Co., Ltd. are holding loans provided to and securities issued by LG Card Co., Ltd., which has been controlled by creditor banks due to its liquidity crisis, amounting to ~~W~~189.3 billion, ~~W~~172.9 billion and ~~W~~22.6 billion, respectively. Actual losses on those loans and securities may differ materially from the management’s assessments and the accompanying consolidated financial statements do not reflect the impact of the uncertainty on the financial position of the Company and its subsidiaries. Additionally, Shinhan Bank and Chohung Bank have agreed with creditor banks to provide additional capital, amounting to ~~W~~81.3 billion and ~~W~~73.4 billion, respectively.

KPMG Samjong Accounting Corp.
Seoul, Korea
January 30, 2004

This report is effective as of January 30, 2004, the audit report date. Certain subsequent events or circumstances, which may occur between the audit report date and the time of reading this report, could have a material impact on the accompanying consolidated financial statements and notes thereto. Accordingly, the readers of the audit report should understand that there is a possibility that the above audit report may have to be revised to reflect the impact of such subsequent events or circumstances, if any.

Shinhan Financial Group Co., Ltd. and Subsidiaries

Consolidated Balance Sheets

December 31, 2003 and 2002

(In millions of Won and thousands of U.S. dollars, except share data)

	Won			U.S. dollars (note 2)
	2003		2002	2003	2002
Assets
Cash and due from bank (notes 5, 17, 18 and 19)	~~W~~	6,418,280	2,847,134	$5,358,390	2,376,969
Securities (notes 6, 17 and 19)		28,003,660	15,454,214	23,379,245	12,902,165
Loans (notes 7 and 19)		94,921,179	45,244,361	79,246,267	37,772,885
Fixed assets (notes 8, 17 and 18)		2,853,680	1,093,844	2,382,435	913,211
Other assets (notes 9, 10, 19 and 28)		7,012,593	2,128,042	5,854,561	1,776,626

	~~W~~	139,209,392	66,767,595	$116,220,898	55,741,856

Liabilities and Stockholders’ equity
Liabilities:
Deposits (notes 11 and 19)	~~W~~	87,592,605	38,722,333	$73,127,905	32,327,878
Borrowings (notes 12 and 19)		17,209,576	11,351,814	14,367,654	9,477,221
Debentures (notes 13 and 19)		17,747,879	8,395,403	14,817,063	7,009,018
Retirement and severance benefits (note 14)		205,951	159,519	171,941	133,176
Other liabilities (notes 15, 19 and 28)		10,345,750	4,177,159	8,637,294	3,487,361

Total liabilities		133,101,761	62,806,228	111,121,857	52,434,654

Stockholders’ equity:
Capital stock of ~~W~~ 5,000 par value (note 20)
Common stock		1,472,007	1,461,806	1,228,926	1,220,409
Authorized - 1,000,000,000 shares
Issued - 294,401,300 shares in 2003 292,361,125 shares in 2002
Preferred stock		486,523	—	406,180	—
Issued - 097,304,564 shares in 2003
Consolidated capital surplus		3,200,805	1,887,708	2,672,237	1,575,979
Consolidated retained earnings		872,053	670,763	728,046	559,996
Consolidated capital adjustments (notes 21 and 22)		(519,362)	(379,797)	(433,597)	(317,079)
Minority interest in consolidated subsidiaries		595,605	320,887	497,249	267,897

Total stockholders’ equity		6,107,631	3,961,367	5,099,041	3,307,202
Commitments and contingencies (note 29)

	~~W~~	139,209,392	66,767,595	$116,220,898	55,741,856

See accompanying notes to consolidated financial statements.

Shinhan Financial Group Co., Ltd. and Subsidiaries

Consolidated Statements of Earnings

For the years ended December 31, 2003 and 2002

(In millions of Won and thousands of U.S. dollars)

		Won		U.S. dollars (note 2)
		2003	2002	2003	2002
Operating revenue:
Interest income:
Interest on due from banks	~~W~~	56,845	50,342	$47,458	42,029
Interest on securities		1,122,893	976,851	937,463	815,538
Interest on loans		3,779,897	2,598,517	3,155,700	2,169,408
Other		36,319	20,655	30,321	17,244

		4,995,954	3,646,365	4,170,942	3,044,219
Fees and commission income		1,355,949	842,973	1,132,033	703,768
Insurance income		42,934	—	35,844	—
Other operating income:
Dividends on securities		8,496	16,090	7,093	13,433
Realized gain from sale of trading securities		133,377	89,965	111,352	75,109
Unrealized gain on trading securities		32,063	4,238	26,768	3,538
Gain on foreign currency transactions		256,046	214,869	213,764	179,386
Gain on derivatives		1,043,246	1,043,567	870,968	871,236
Other		204,012	71,350	170,322	59,568

		1,677,240	1,440,079	1,400,267	1,202,270

		8,072,077	5,929,417	6,739,086	4,950,257
Operating expenses:
Interest expense:
Interest on deposits		1,865,645	1,497,088	1,557,560	1,249,865
Interest on borrowings		473,069	441,794	394,948	368,838
Interest on debentures		630,406	392,526	526,303	327,706
Other		27,776	20,732	23,189	17,308

		2,996,896	2,352,140	2,502,000	1,963,717
Fees and commission expense		195,099	160,115	162,881	133,674
Insurance expense		47,618	—	39,754	—
Other operating expenses:
Realized loss from sale of trading securities		111,004	69,901	92,673	58,358
Unrealized loss on trading securities		53,776	16,280	44,896	13,592
Bad debt expense		1,150,491	192,690	960,503	160,870
Loss on derivatives		989,540	981,550	826,131	819,460
Loss on foreign currency transactions		135,622	129,305	113,226	107,952
General and administrative expenses (note 23)		1,348,139	941,757	1,125,513	786,239
Other		258,106	146,662	215,484	122,443

		4,046,678	2,478,145	3,378,426	2,068,914

		7,286,291	4,990,400	6,083,061	4,166,305

Operating income		785,786	939,017	656,025	783,952

Shinhan Financial Group Co., Ltd. and Subsidiaries

Consolidated Statements of Earnings, Continued

For the years ended December 31, 2003 and 2002

(In millions of Won and thousands of U.S. dollars, except earnings per share)

		Won		U.S. dollars (note 2)
		2003	2002	2003	2002
Non-operating income (expense):
Realized gain (loss) from sale of available-for-sale securities, net		56,641	(16,616)	47,287	(13,872)
Reversal of impairment loss on available-for-sale securities		15,562	14,192	12,992	11,848
Impairment loss on available-for-sale securities		(103,110)	(109,279)	(86,083)	(91,233)
Gain (loss) on sale of loans		(166,102)	3,821	(138,672)	3,190
Other, net		42,202	21,181	35,233	17,683

		(154,807)	(86,701)	(129,243)	(72,384)

Ordinary income		630,979	852,316	526,782	711,568
Extraordinary gain (loss)		—	—	—	—

Earnings before income taxes		630,979	852,316	526,782	711,568
Income taxes (note 24)		253,947	254,572	212,011	212,533

Net earnings before minority interest		377,032	597,744	314,771	499,035
Net income (loss) in minority interest		14,044	(4,419)	11,725	(3,689)

Consolidated net earnings	~~W~~	362,988	602,163	$303,046	502,724

Earnings per share in Won and U.S. dollars (note 25):
Ordinary income and net earnings per share	~~W~~	1,063	2,294	$0.89	1.92

Diluted ordinary income and net earnings per share	~~W~~	1,022	2,294	$0.85	1.92

See accompanying notes to consolidated financial statements.

Shinhan Financial Group Co., Ltd. and Subsidiaries

Consolidated Statements of Changes in Stockholders’ Equity

For the years ended December 31, 2003 and 2002

(In millions of Won and thousands of U.S. dollars)

		Won		U.S. dollars (note 2)
		2003	2002	2003	2002
Capital stock:
Balance at beginning of year	~~W~~	1,461,806	1,461,721	$1,220,409	1,220,338
Stock issuance		496,724	85	414,697	71

Balance at end of year		1,958,530	1,461,806	1,635,106	1,220,409
Consolidated capital surplus:
Balance at beginning of year		1,887,708	1,976,650	1,575,979	1,650,234
Stock issuance by the Company		1,339,756	(25)	1,118,514	(21)
Stock issuance by subsidiaries		—	730	—	609
Acquisition of treasury stock by subsidiaries		—	(62,939)	—	(52,546)
Merger between subsidiaries		—	(40,110)	—	(33,486)
Other		(26,659)	13,402	(22,256)	11,189

Balance at end of year		3,200,805	1,887,708	2,672,237	1,575,979
Consolidated retained earnings:
Balance at beginning of year		670,763	219,923	559,996	183,606
Net earnings		362,988	602,163	303,046	502,724
Dividends paid		(157,493)	(150,812)	(131,485)	(125,907)
Change in retained earnings of subsidiaries		(4,205)	(511)	(3,511)	(427)

Balance at end of year		872,053	670,763	728,046	559,996
Consolidated capital adjustments:
Balance at beginning of year		(379,797)	(394,810)	(317,079)	(329,613)
Other		(139,565)	15,013	(116,518)	12,534

Balance at end of year		(519,362)	(379,797)	(433,597)	(317,079)
Minority interest in consolidated subsidiaries:
Balance at beginning of year		320,887	—	267,897	—
Net income (loss) for year		14,044	(4,419)	11,725	(3,689)
Other		260,674	325,306	217,627	271,586

Balance at end of year		595,605	320,887	497,249	267,897

Total Stockholders’ equity	~~W~~	6,107,631	3,961,367	$5,099,041	3,307,202

See accompanying notes to consolidated financial statements.

Shinhan Financial Group Co., Ltd. and Subsidiaries

Consolidated Statements of Cash Flows

For the years ended December 31, 2003 and 2002

(In millions of Won and thousands of U.S. dollars)

		Won		U.S. dollars (note 2)
		2003	2002	2003	2002
Cash flows from operating activities:
Net earnings	~~W~~	362,988	602,163	$303,046	502,724
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation		139,486	89,064	116,452	74,356
Amortization		43,269	12,328	36,124	10,292
Bad debt		1,150,491	192,690	960,503	160,870
Provision for retirement and severance benefits		46,003	73,657	38,406	61,494
Realized gain from sale of securities, net		(78,848)	(3,448)	(65,827)	(2,879)
Unrealized loss on securities, net		19,303	3,843	16,116	3,209
Impairment loss on securities		103,110	109,279	86,083	91,233
Reversal of impairment loss on securities		(15,562)	(14,192)	(12,992)	(11,848)
Loss (gain) from sale of loans		166,102	(3,821)	138,672	(3,190)
Gain on foreign currency transactions, net		(118,494)	—	(98,927)	—
Gain on derivatives, net		(22,099)	(303)	(18,450)	(253)
Stock compensation costs		10,911	3,718	9,109	3,104
Retirement and severance benefits paid		(29,114)	(60,720)	(24,306)	(50,693)
Decrease in National Pension Fund		(27,292)	(12,492)	(22,785)	(10,429)
Decrease in deposit for severance benefit insurance		551	2,125	460	1,774
Net earnings (loss) in minority interest		14,044	(4,419)	11,725	(3,689)
Decrease in trading securities		5,494	414,614	4,587	346,146
Decrease (increase) in other assets		985,671	1,177,734	822,901	983,249
Increase (decrease) in other liabilities		(1,534,901)	(1,084,775)	(1,281,434)	(905,639)
Other, net		276,523	46,987	230,859	39,226

Net cash provided by operating activities		1,497,636	1,544,032	1,250,322	1,289,057

Cash flows from investing activities:
Cash provided by investing activities:
Decrease in securities		18,472,028	1,390,229	15,421,630	1,160,652
Decrease in loans		3,867,654	1,516,256	3,228,965	1,265,867
Disposition of fixed assets		611,770	83,145	510,745	69,415
Decrease in other assets		1,059,380	69,593	884,438	58,101
Increase in other liabilities		—	8,316	—	6,943

		24,010,832	3,067,539	20,045,778	2,560,978
Cash used in investing activities:
Increase in securities		(20,427,161)	(1,974,920)	(17,053,899)	(1,648,790)
Increase in loans		(7,539,166)	(10,380,665)	(6,294,178)	(8,666,442)
Purchases of fixed assets		(734,215)	(211,601)	(612,970)	(176,658)
Increase in other assets		(1,193,799)	(403,670)	(996,660)	(337,010)
Decrease in other liabilities		(589,041)	—	(491,769)	—

		(30,483,382)	(12,970,856)	(25,449,476)	(10,828,900)

Net cash used in investing activities		(6,472,550)	(9,903,317)	(5,403,698)	(8,267,922)

Shinhan Financial Group Co., Ltd. and Subsidiaries

Consolidated Statements of Cash Flows, Continued

For the years ended December 31, 2003 and 2002

(In millions of Won and thousands of U.S. dollars)

		Won		U.S. dollars (note 2)
		2003	2002	2003	2002
Cash flows from financing activities:
Cash provided by financing activities:
Increase in deposits		4,080,882	2,721,369	3,406,981	2,271,973
Increase in borrowings		27,548,192	21,128,580	22,998,991	17,639,489
Increase in debentures		7,454,802	6,832,428	6,223,745	5,704,148
Increase in other liabilities		1,121,237	4,303,744	936,081	3,593,040
Disposition of treasury stock		1	3,176	1	2,652
Disposition of subsidiaries’ stock		—	23,668	—	19,760
Issuance of common stock		27,648	2,007	23,082	1,676
Issuance of preferred stock		900,000	—	751,378	—

		41,132,762	35,014,972	34,340,259	29,232,738
Cash used in financing activities:
Decrease in deposits		—	(93,561)	—	(78,111)
Decrease in borrowings		(28,671,851)	(19,968,792)	(23,937,093)	(16,671,224)
Decrease in debentures		(5,755,268)	(2,313,112)	(4,804,866)	(1,931,134)
Payments of issuance cost on debentures		(9,541)	—	(7,965)	—
Decrease in other liabilities		(320,538)	(3,969,262)	(267,606)	(3,313,794)
Dividends paid		(159,616)	(150,359)	(133,258)	(125,529)
Payments of stock issuance costs		(21,608)	—	(18,040)	—
Stock exchange		—	(26)	—	(22)
Acquisition of treasury stock		(26)	(373,180)	(22)	(311,555)

		(34,938,448)	(26,868,292)	(29,168,850)	(22,431,369)

Net cash provided by financing activities		6,194,314	8,146,680	5,171,409	6,801,369

Increase in cash and cash equivalents due to changes in consolidation scope		2,351,746	703,594	1,963,388	587,405

Net increase in cash and cash equivalents		1,219,400	490,989	1,018,033	409,909
Cash and cash equivalents at beginning of year		2,847,134	2,356,145	2,376,969	1,967,060

Cash and cash equivalents at end of year	~~W~~	6,418,280	2,847,134	$5,358,390	2,376,969

See accompanying notes to consolidated financial statements.

Shinhan Financial Group Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2003 and 2002

(1)	General Description on Consolidated Companies

Shinhan Financial Group Co., Ltd., the controlling company, and its subsidiaries included in consolidation or accounted for by the equity method are summarized as follows:

(a)	Controlling Company

Shinhan Financial Group Co., Ltd. (the “Company”), was incorporated on September 1, 2001 by way of the transfer of all issued shares owned by shareholders of Shinhan Bank, Shinhan Securities Co., Ltd., Shinhan Capital Co., Ltd. and Shinhan BNP Paribas Investment Trust Management Co., Ltd. (formerly Shinhan Investment Trust Management Co., Ltd.) to the Company. The Company was formed for the purpose of providing management services and financing to subsidiaries with~~W~~1,461,721 million of initial capital stock and the Company’s shares were listed on the Korea Stock Exchange on September 10, 2001.

As of December 31, 2003, the Company has 23 subsidiaries, which are consolidated or accounted for by the equity method, and its capital stock amounts to ~~W~~1,472,007 million in common stock and ~~W~~486,523 million in preferred stock, respectively.

In addition, on September 16, 2003, the Company’s American depository shares were listed on the New York Stock Exchange.

(b)	Subsidiaries included in Consolidation

a.	Shinhan Bank

Shinhan Bank was established on September 15, 1981 under the bank act of the Republic of Korea to engage in commercial banking, trust and foreign exchange business and other related operations as permitted under the bank act and other relevant laws and regulations in the Republic of Korea. Its capital stock as of December 31, 2003 amounts to ~~W~~1,224,034 million and it has 362 branch offices and 174 automated teller machine locations.

b.	Chohung Bank

Chohung Bank was established on October 1, 1943 under the General Banking Act of the Republic of Korea through the merger of Han Sung Bank, which was established on February 19, 1897, and Dong Il Bank, which was established on August 8, 1906, to engage in commercial banking and trust operations. The shares of Chohung Bank were listed on the Korea Stock Exchange on June 3, 1956, and Chohung Bank operates through 470 domestic branches, 87 depositary offices and 6 overseas branches and its capital stock amounts to ~~W~~3,595,592 million as of December 31, 2003.

On July 9, 2003, the Company made an agreement with the Korea Deposit Insurance Corporation (the “KDIC”) to acquire 80.04% (543,570,144 shares) of total outstanding shares in Chohung Bank. In accordance with the agreement, the Company purchased 266,349,371 shares in exchange for the Company’s shares on August 18, 2003 and 277,220,773 shares in cash on August 19, 2003.

Additionally, the Company’s percentage of ownership increased to 81.15% through additional equity acquisition at W200,000 million on December 30, 2003.

Shinhan Financial Group Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements, Continued

December 31, 2003 and 2002

(1)	General Description on Consolidated Companies, Continued

c.	Goodmorning Shinhan Securities Co., Ltd.

Goodmorning Shinhan Securities Co., Ltd. (“Goodmorning Shinhan Securities”) was incorporated on April 2, 1973 to engage in securities trading, underwriting and brokerage services. Its shares were listed on the Korea Stock Exchange on December 19, 1986. On June 18, 2002, the Company acquired a 29% share of Good Morning Securities Co., Ltd. from its largest shareholders and on July 31, 2002, Good Morning Securities Co., Ltd. was merged with Shinhan Securities Co., Ltd., which was one of subsidiaries of the Company, and renamed to Goodmorning Shinhan Securities. As of December 31, 2003, it operates through 83 branches and its capital stock amounts to ~~W~~796,998 million.

d.	Shinhan Card Co., Ltd.

Shinhan Card Co., Ltd. (“Shinhan Card”) was established on June 1, 2002 under the Credit Specialty Finance Law through the spin-off of the credit card division of Shinhan Bank. Shinhan Card is engaged principally in credit card services, factoring, consumer loan and installment financing. As of December 31, 2003, Shinhan Card holds 2.11 million of franchise accounts and 2.77 million of credit card holders, and its capital stock amounts to ~~W~~152,847 million.

e.	Shinhan Capital Co., Ltd.

Shinhan Capital Co., Ltd. (“Shinhan Capital”) was incorporated on April 19, 1991 to engage in the leasing and rental business and it changed its name on May 27, 1999 from Shinhan Leasing Co., Ltd. to Shinhan Capital. Its capital stock as of December 31, 2003 amounts to ~~W~~80,000 million.

f.	Shinhan BNP Paribas Investment Trust Management Co., Ltd.

On August 1, 1996, Shinhan BNP Paribas Investment Trust Management Co., Ltd. (“Shinhan BNP Paribas ITMC”) was established and obtained a license to engage in the business of investment and trust of securities and advisory services under the Investment and Trust of Securities Law. Additionally, on October 24, 2002, the Company sold 3,999,999 shares (50% of total outstanding shares — 1 share) of Shinhan Investment Trust Management Co., Ltd., which has been renamed to Shinhan BNP Paribas ITMC, to BNP Paribas Asset Management Group. Its capital stock as of December 31, 2003 amounts to ~~W~~40,000 million.

g.	Jeju Bank

Jeju Bank was incorporated on March 18, 1969 under the General Banking Act of the Republic of Korea to engage in the commercial banking and trust business and listed its shares on the Korea Stock Exchange on December 28, 1972. On April 4, 2002, Jeju Bank became one of subsidiaries of the Company through acquiring a 51% share from the KDIC. Additionally, the Company’s percentage of ownership increased to 62% with the acquisition of additional common shares at ~~W~~20,177 million on July 5, 2002 and its capital stock as of December 31, 2003 amounts to ~~W~~77,644 million.

Shinhan Financial Group Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements, Continued

December 31, 2003 and 2002

(1)	General Description on Consolidated Companies, Continued

h.	SH&C Life Insurance Co., Ltd.

SH&C Life Insurance Co., Ltd. (“SH&C Life Insurance”) was established in October 1, 2002 to engage in insurance business and other related business. Its capital stock as of December 31, 2003 amounts to ~~W~~30,000 million.

i.	Trust accounts of Shinhan, Chohung and Jeju Bank

Trust accounts in which Shinhan, Chohung and Jeju Bank guarantees repayment of principal and, in certain cases, minimum interest earnings are included in consolidation.

j.	Shinhan Finance Ltd.

Shinhan Finance Ltd. (“Shinhan Finance”) was incorporated in November 1990 in Hong Kong as a wholesale bank and its capital stock as of December 31, 2003 amounts to US$ 55.6 million.

k.	Chohung Investment Trust Management Co., Ltd.

Chohung Investment Trust Management Co., Ltd. (“Chohung ITMC) was established in 1988 and engages in securities management services and conducts surveys of the economic and capital markets. Its capital stock as of December 31, 2003 amounts to ~~W~~45,000 million.

l.	Chohung Finance Ltd.

Chohung Finance Ltd. (“Chohung Finance”) engages in merchant banking activities in Hong Kong. Its capital stock as of December 31, 2003 amounts to US$15,000 thousand.

m.	Chohung Bank of America

Chohung Bank of America (“Chohung America”) was established on March 24, 2003 through the merger of Chohung Bank of New York and California Chohung Bank. Its capital stock as of December 31, 2003 amounts to US$14,000 thousand.

n.	Chohung Bank (Deutschland) GmbH

Chohung Bank (Deutschland) GmbH (“Chohung Deutschland”) was established in 1994 and its capital stock as of December 31, 2003 amounts to EUR 15,339 thousand.

o.	Good Morning Securities Europe Ltd.

Good Morning Securities Europe Ltd. (“Good Morning Europe”) was established in 1991 and has been providing securities trading, underwriting and derivative brokerage services in Europe under the Securities and Futures Authority (SFA) of UK. Its capital stock as of December 31, 2003 amounts to GBP 5,000 thousand.

Shinhan Financial Group Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements, Continued

December 31, 2003 and 2002

(1) General Description on Consolidated Companies, Continued

p.	Good Morning Securities USA Inc.

Good Morning Securities USA Inc. (“Good Morning USA”) was established in 1993 and has been providing securities trading, underwriting and derivative brokerage services under the Federal Securities Act of USA. Its capital stock as of December 31, 2003 amounts to US$4,200 thousand.

Ownerships between the Company and its subsidiaries included in consolidation as of December 31, 2003 and 2002 are as follows:

		2003			2002
		Number of	Ownership		Number of	Ownership
Investor	Investee	shares	(%)		shares	(%)
The Company	Shinhan Bank	244,806,782		100.0	244,630,672	100.0
”	Chohung Bank	583,570,144		81.2	—	—
”	Goodmorning Shinhan	94,084,384	(*)	59.4	94,084,384	(*) 59.4
	Securities
”	Shinhan Card	30,569,400		100.0	30,569,400	100.0
”	Shinhan Capital	16,000,000		100.0	16,000,000	100.0
”	Shinhan BNPP ITMC	4,000,001		50.0	4,000,001	50.0
”	Jeju Bank	9,692,369		62.4	9,692,369	62.4
”	SH&C Life Insurance	3,000,001		50.0	3,000,001	50.0
Shinhan Bank	The Company	29,873,359	(**)	10.2	29,873,674	10.2
”	Shinhan Finance	55,600		100.0	55,600	100.0
Chohung Bank	Chohung ITMC	7,179,678		79.8	—	—
”	Chohung Finance	149,999		100.0	—	—
”	Chohung America	400,000		100.0	—	—
”	Chohung Deutschland	—		100.0	—	—
Goodmorning Shinhan Securities	Good Morning Europe	5,000,000		100.0	5,000,000	100.0
”	Good Morning USA	15,000		100.0	15,000	100.0

(*)	1,047,213 shares of treasury stock were considered.

(**)	Preferred stocks were excluded and 10.2% (29,873,295 shares) of shares in the Company were sold at ~~W~~627,339 million (~~W~~21,000 per share) on March 3, 2004 through after-hour block trading.

Shinhan Financial Group Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements, Continued

December 31, 2003 and 2002

(1) General Description on Consolidated Companies, Continued

(c)	Subsidiaries accounted for by the Equity Method

a.	e-Shinhan Inc.

e-Shinhan Inc. (“e-Shinhan”) was incorporated on February 21, 2001 to engage in the business of internet brokerage service and comprehensive management services on customer accounts. Its capital stock as of December 31, 2003 amounts to ~~W~~2,820 million.

b.	Shinhan Macquarie Financial Advisory Co., Ltd.

Shinhan Macquarie Financial Advisory Co., Ltd. (“Shinhan Macquarie”) was incorporated on August 1, 2001 to engage in the business of financial advisory services and cross border leasing. Its capital stock as of December 31, 2003 amounts to ~~W~~1,000 million.

c.	Shinhan Credit Information Co., Ltd.

Shinhan Credit Information Co., Ltd. (“Shinhan Credit Information”) was established on July 8, 2002 as wholly owned subsidiary of the Company to engage in the business of debt collection services and credit research. Its capital stock as of December 31, 2003 amounts to ~~W~~3,000 million.

In addition, on June 18, 2003, the Company sold 49% (294,000 shares) of total outstanding shares in Shinhan Credit Information to LSH Holdings LLC.

d.	Shinhan Data System Co., Ltd. (Formerly Shinhan System Co. Ltd.)

Shinhan Data System Co., Ltd. (“Shinhan Data System”) was incorporated in May 1991 to engage in computer services and its capital stock as of December 31, 2003 amounts to ~~W~~1,000 million.

e.	Chohung Vina Bank

Chohung Vina Bank (“Chohung Vina”) engages in banking activities in Vietnam. Its capital stock as of December 31, 2003 amounts to US$20,000 thousand, in which Chohung Bank owns 50 percent.

Ownerships in subsidiaries accounted for by the equity method of accounting as of December 31, 2003 and 2002 is as follows:

		2003		2002		Reason for
						exclusion from
	Investee	Number of	Ownership	Number of	Ownership	the scope of
Investor	(equity method)	shares	(%)	shares	(%)	consolidation
The Company	e-Shinhan	415,495	73.7	415,495	73.7	Asset under ~~W~~ 7 billion
”	Shinhan Macquarie	102,000	51.0	102,000	51.0	"
”	Shinhan Credit Information	306,000	51.0	600,000	100.0	"
Shinhan Bank	Shinhan Data System	200,000	100.0	200,000	100.0	"
Chohung Bank	Chohung Vina	—	50.0	—	—	Absence of control

Shinhan Financial Group Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements, Continued

December 31, 2003 and 2002

(2) Basis of Financial Statements Presentation and Summary of Significant Accounting Policies

(a)	Basis of Financial Statements Presentation

The Company maintains its accounting records in Korean Won and prepares statutory consolidated financial statements in the Korean language (Hangul) in conformity with the accounting principles generally accepted in the Republic of Korea. Certain accounting principles applied by the Company that conform with financial accounting standards and accounting principles in the Republic of Korea may not conform with generally accepted accounting principles in other countries. Accordingly, these consolidated financial statements are intended for use only by those who are informed about Korean accounting principles and practices. The accompanying consolidated financial statements have been condensed, restructured and translated into English (with certain expanded descriptions) from the Korean language financial statements.

The Company adopted Statements of Korea Accounting Standards (SKAS) No. 2 through No. 9, effective from the first fiscal year beginning after December 31, 2002, while SKAS No. 6, “Events Occurring after the Balance Sheet Date”, has been adopted since the year ended December 31, 2002 with encouraged earlier application. Certain accounts of prior year’s consolidated financial statements were reclassified to conform to the current year’s presentation.

(b)	Basis of Financial Statements Translation

The consolidated financial statements are expressed in Korean Won and, solely for the convenience of the reader, have been translated into U.S. dollars at the rate of ~~W~~1,197.80 to US$1, the basic exchange rate on December 31, 2003. These translations should not be construed as a representation that any or all of the amounts shown could be converted into U.S. dollars at this or any other rate.

(c)	Investments in Securities

Effective January 1, 2003, the Company adopted Statement of Korea Accounting Standards (“SKAS”) No. 8, “Investments in Securities.” In accordance with SKAS No. 8, certain debt and equity securities should be classified into one of the three categories of held-to-maturity, available-for-sale, or trading securities at the time of acquisition and such determination should be reassessed at each balance sheet date. Investments in debt securities that the Company has the positive intent and ability to hold to maturity are classified as held-to-maturity. Securities that are bought and held principally for the purpose of selling them in the near term (thus held for only a short period of time) are classified as trading securities. Trading generally reflects active and frequent buying and selling, and trading securities are generally used to generate profit on short-term differences in price. Investments not classified as either held-to-maturity or trading securities are classified as available-for-sale securities.

Trading securities are carried at fair value, with unrealized holding gains and losses included in earnings. Available-for-sale securities are carried at fair value, with unrealized holding gains and losses reported as a capital adjustment. Investments in equity that do not have readily determinable fair values are stated at cost. Declines in value judged to be other-than-temporary on available-for-sale securities are charged to current results of operations. Investments in debt securities that are classified into held-to-maturity are reported at amortized cost at the balance sheet date and such amortization is included in interest income.

Marketable securities are at the quoted market prices as of the period end. Non-marketable debt securities are recorded at the fair values derived from the discounted cash flows by using an interest rate deemed to approximate the market interest rate. The market interest rate is determined by the issuers’ credit rate announced by the accredited credit rating agencies in Korea. Money market funds are recorded at the fair value determined by the investment management companies.

Shinhan Financial Group Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements, Continued

December 31, 2003 and 2002

(2) Basis of Financial Statements Presentation and Summary of Significant Accounting Policies, Continued

(d)	Investment Securities accounted for by the Equity Method

Investments in affiliated companies with the Company’s ownership of 20% or more or over which the Company has significant management control are stated at an amount as determined using the equity method.

Under the equity method of accounting, the Company’s initial investment is recorded at cost and is subsequently increased to reflect the Company’s share of the investee income and reduced to reflect the Company’s share of the investee losses or dividends received. Any excess in the Company’s acquisition cost over the Company’s share of the investee’s identifiable net assets is generally recorded as goodwill or other intangibles and amortized by the straight-line method over the estimated useful life. Goodwill (negative goodwill) is amortized over a reasonable period, generally less than 20 years. When events or circumstances indicate that carrying amount may not be recoverable, the Company reviews goodwill for any impairment.

Under the equity method of accounting, the Company does not record its share of losses of affiliate companies when such losses would make the Company’s investment in such entity less than zero.

In case of translating financial statements denominated in foreign currencies, where the balances are determined by the equity method, assets and liabilities are translated at current rate as of the balance sheet date and capital accounts at historical rate. Any differences resulting from such foreign currency translation are accounted for as valuation gains (losses) under the equity method, a component of capital adjustments in the stockholder’s equity.

(e)	Allowance for Loan Losses

The Company establishes the credit risk-rating model, which considers the borrowers’ capacity to repay and credit risk (“Forward Looking Criteria: FLC”) in classifying its corporate loans and making provisions for loan losses, while household loans and credit card loans are classified by considering current financial status including delinquency period, bankruptcies and collaterals value.

(f)	Troubled Loans Restructuring

Restructured loans which are related to companies involved in bankruptcy proceedings, composition proceedings or workout programs with creditors are stated at present value of expected future cash flows, and the difference between carrying amount and the present value of expected future cash flows is presented as a present value discount, and amortized and credited to operations as interest income using the effective interest rate method. In addition, an allowance for the present value on restructured loans is made depending on the credit conditions of borrowers.

(g)	Fixed Assets

i)	Tangible Assets

Tangible assets are stated at cost, except for the case of revaluation made in accordance with the Asset Revaluation Law. Significant additions or improvements extending value or useful lives of assets are capitalized, while normal maintenance and repairs are charged to expense when incurred.

Depreciation is computed using the declining-balance method, except straight-line method for building and leasehold improvement, over estimated useful lives of the related assets

Shinhan Financial Group Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements, Continued

December 31, 2003 and 2002

(2) Basis of Financial Statements Presentation and Summary of Significant Accounting Policies, Continued

ii)	Intangible Assets

Intangible assets are stated at acquisition cost less amortization computed using the straight-line method over useful lives of related intangible assets.

(h)	Discount on Debentures

Discount on debenture issued, which represents the difference between the face value and issuance price of debentures, is amortized using the effective interest method over the life of the debentures. The amount amortized is included in interest expense.

(i)	Retirement and Severance Benefits

Employees who have been with the Company for more than one year are entitled to lump-sum payments based on current rates of pay and length of service when they leave the Company. The Company’s estimated liability under the plan which would be payable if all employees left on the balance sheet date is accrued in the accompanying balance sheets. A portion of the liability is covered by an employees’ severance pay insurance where the employees have a vested interest in the deposit with the insurance companies. The deposits for retirement insurance is, therefore, reflected in the accompanying balance sheet as a deduction from the liability for retirement and severance benefits.

Under the National Pension Scheme of Korea, the Company transferred a certain portion of retirement allowances of employees to the National Pension Fund. The amount transferred will reduce the retirement and severance benefit amount to be payable to the employees when they leave the Company and is accordingly reflected in the accompanying financial statements as a reduction from the retirement and severance benefit liability.

(j)	Allowance for Guarantees and Acceptances

The Company provides an allowance for losses on guarantees and acceptances, which are classified as substandard, doubtful and estimated loss using the same method as that used to provide for losses on its corporate loans.

(k)	Income Taxes

Income tax on the earnings or loss for the year comprises current and deferred tax. Income tax is recognized in the statement of earnings except to the extent that it relates to items recognized directly to equity, in which case it is recognized in equity.

Deferred tax is provided using the asset and liability method, providing for temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. The amount of deferred tax provided is based on the expected manner of realization or settlement of the carrying amount of assets and liabilities, using tax rates enacted or substantially enacted at the balance sheet date.

A deferred tax asset is recognized only to the extent that it is probable that future taxable earnings will be available against which the unused tax losses and credits can be utilized. Deferred tax assets are reduced to the extent that it is no longer probable that the related tax benefit will be realized.

Shinhan Financial Group Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements, Continued

December 31, 2003 and 2002

(2) Basis of Financial Statements Presentation and Summary of Significant Accounting Policies, Continued

(l)	Translation of Foreign Currency Denominated Assets and Liabilities

Monetary assets and liabilities denominated in foreign currencies are translated into Korean Won at the balance sheet date, with the resulting gains and losses recognized in current results of operations. Monetary assets and liabilities denominated in foreign currencies are translated into Korean Won at ~~W~~1,197.80 and ~~W~~1,200.40 to US$1, the rate of exchange on December 31, 2003 and 2002, respectively, that is permitted by the Financial Accounting Standards. Non-monetary assets and liabilities denominated in foreign currencies, which are stated at historical cost, are translated into Korean Won at the foreign exchange rate ruling at the date of the transaction. Financial statements of overseas branches are also translated into Korean Won at the above base rates on the balance sheet dates.

(m)	Derivatives

Derivative instruments are presented as assets or liabilities valued principally at the fair value of rights or obligations associated with the derivative contracts. The unrealized gain or loss from derivative transactions is recognized in current operations.

However, for derivative instruments for the purpose of hedging the exposure to the variability of cash flows of a forecasted transaction, the hedge-effective portion of the derivative’s gain or loss is deferred as a capital adjustment, a component of stockholder’s equity. The ineffective portion of the gain or loss is charged or credited to current results of operations.

(n)	Stock Options

The stock option program allows the Company’s employees to acquire shares of the Company or to be compensated for the market price difference. In case of stock grant type, the Company values stock options based upon an option pricing model under the fair value method and recognizes this value as an expense and a capital adjustment over the period in which the options vest. In case of price compensation type, the Company recognizes the compensation expense as an expense and a liability over the period in which the options vest.

(o)	Accounting for Leases and Rentals

The Company accounts for and classifies its lease transactions as either the operating or capital lease, depending on the terms of the lease under the Korean Lease Accounting Standards.

If a lease is substantially noncancellable and meets one or more of the criteria listed below, the present value of future minimum lease payments is reflected as an obligation under capital lease. Otherwise, it is classified as an operating lease with lease payments expensed as incurred.

-	Ownership of the leased property shall be transferred to the lessee at the end of the lease term without additional payment or for a contract price.

-	The lease has a bargain purchase option.

-	The lease term is equal to 75% or more of the estimated economic useful life of the leased property.

-	The present value at the beginning of the lease term of the minimum lease payments equals or exceeds 90% of the fair value of the leased property.

Shinhan Financial Group Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements, Continued

December 31, 2003 and 2002

(2)	Basis of Financial Statements Presentation and Summary of Significant Accounting Policies, Continued

In case of capital leases, the portion originated from principal is accounted for as collections of outstanding receivables and the remaining interest income is accounted for as revenue in the current period. Revenue from operating leases is recognized on a straight-line basis over the lease term.

All costs and charges incurred in connection with acquiring lease assets by inception date of the lease are recorded as advance payments on operating lease assets or capital lease receivables.

Additionally, depreciation of assets for operating leases is computed using the straight-line method over the economic useful lives (or lease terms if contracted before April 1, 1998).

	(p)	Interest Income Recognition

Interest income on loans is recognized on the accrual basis, except for interest income on loans having overdue interest and principal and loans to customers who are bankrupt.

	(q)	Contingent Liabilities

Contingent losses are generally recognized as a liability when probable and reasonably estimable.

	(r)	Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the Republic of Korea requires management to make estimates and assumptions that affect the amounts reported in the financial statements and related notes to financial statements. Actual results could differ from those estimates.

(3)	Standards applied for Preparing Consolidated Financial Statements

	(a)	The investment account of the Controlling Company is offset against the stockholders’ equity account of each subsidiary as of the date of acquisition.

	(b)	The Company records differences between the cost of investment accounts and the corresponding fair value of subsidiaries’ net assets at the time of acquisition as goodwill (negative goodwill) and those are amortized over certain periods, which are less than 20 years.

	(c)	All significant inter-company transactions and account balances among the consolidated companies have been fully eliminated in consolidation.

	(d)	With respect to same borrowers’ loans with same credit risk, allowance for loan losses accounts are maintained on the same with subsidiaries in consolidation. As results, additional allowance for loan losses of Chohung and Jeju Bank, amounts to ~~W~~27,431 million and ~~W~~739 million as of December 31, 2003, respectively.

Shinhan Financial Group Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements, Continued

December 31, 2003 and 2002

(In millions of Won)

(4) Acquisition of Chohung Bank

On July 9, 2003, the Company made an agreement with the KDIC to acquire 80.04% (543,570,144 shares) of total outstanding shares of Chohung Bank. In accordance with the agreement, the Company purchased 266,349,371 shares in exchange for the Company’s shares on August 18, 2003 and 277,220,773 shares in cash on August 19, 2003.

As regards to the acquisition, the Company recognized identifiable assets and liabilities of Chohung Bank as fair value on the date of acquisition using the purchase method.

Condensed consolidated balance sheets as of December 31, 2002 and August 31, 2003 and consolidated statements of earnings for the year ended December 31, 2002 and the eight months ended August 31, 2003 of Chohung Bank are as follows:

			August 31, 2003
	December 31, 2002		(Acquisition date)
Condensed consolidated balance sheets:
Total assets	~~W~~	67,270,429		67,395,133
Total liabilities		64,949,848		65,240,936

Total stockholders’ equity	~~W~~	2,320,581		2,154,197

Condensed consolidated statements of earnings:
Operating revenue	~~W~~	5,466,883		3,779,757
Operating expense		5,570,049		4,446,657

Operating income (losses)		(103,166)		(666,900)
Ordinary income (losses)		(601,127)		(691,610)
Minority interest in consolidated subsidiaries		(1,910)		(200)

Net earnings (losses)	~~W~~	(586,468)		(718,901)

Goodwill incurred in relation to the acquisition of Chohung Bank is as follows:
Acquisition cost			~~W~~	1,857,983
Net asset value (fair value)				1,017,739

Goodwill			~~W~~	840,244

Shinhan Financial Group Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements, Continued

December 31, 2003 and 2002

(In millions of Won)

(4) Acquisition of Chohung Bank, Continued

Additionally, the Company would be required to pay contingent consideration to the KDIC in relation to the earnings in the future and changes in fair value of assets and liabilities of Chohung Bank and the details are as follows:

▪	Asset Indemnity Payment

	Amount	:	~~W~~652,284 million - asset indemnity amount for corporate loans, returned KAMCO loans and credit card loans

	Payment date	:	earlier of 60 days after the date asset indemnity is determined as of June 30, 2005 or the date as agreed on

	Interest	:	4.3% per annum

▪	General Indemnity Payment

	Amount	:	~~W~~166,516 million (deductible any amounts due and payable by the KDIC to the Company in connection with the breach of representation or warranty)

	Payment date	:	the second anniversary date of cash portion closing date

	Interest	:	4.3% per annum

▪	Earn Out Payment

	Amount	:	20% of the total excess amount, which means net earnings of Chohung Bank for fiscal years of 2004, 2005 and 2006 in excess of ~~W~~1,800 billion

	Payment date	:	within 30 days after the date excess amount is determined for the fiscal year of 2006

These contingent considerations are not included in the acquisition cost on the date of acquisition, for the amount is not determinable.

Shinhan Financial Group Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements, Continued

December 31, 2003 and 2002

(In millions of Won and thousands of U.S. dollars)

(5)	Cash and Due from Banks

(a) Cash and due from banks as of December 31, 2003 and 2002 consist of the following:

	Won			U.S. dollars (Note 2)
	2003		2002	2003	2002
Cash on hand in Won	~~W~~	1,742,777	903,183	$1,454,982	754,035
Cash on hand in foreign currencies		165,006	55,994	137,757	46,747

		1,907,783	959,177	1,592,739	800,782
Due from banks in Won		4,119,983	1,745,695	3,439,625	1,457,418
Due from banks in foreign currencies		390,514	142,262	326,026	118,769

		4,510,497	1,887,957	3,765,651	1,576,187

	~~W~~	6,418,280	2,847,134	$5,358,390	2,376,969

(b)	Restricted due from banks as of December 31, 2003 and 2002 are as follows:

	2003		2002	Restrictions
Due from banks in Won:
Reserve deposits in the Bank of Korea	~~W~~	2,407,044	749,928	General banking act
Due from banks for customers’ accounts		1,038,745	495,500	Reserve for customers’ deposits
Other		157,037	129,639	Deposit for severance benefit insurance and other
Due from banks in foreign currencies		72,833	74,976	Pledged for contract performance

	~~W~~	3,675,659	1,450,043

(c)	The maturities of the due from banks by remaining period as of December 31, 2003 and 2002 are as follows:

	Due from banks		Due from banks in
At December 31, 2003	in Won		foreign currencies	Total
Due in 3 months or less	~~W~~	1,482,708	366,364	1,849,072
Due after 3 months through 6 months		40,254	11,990	52,244
Due in 12 months		38,335	3,371	41,706
Due in 3 years		—	—	—
Thereafter		2,558,686	8,789	2,567,475

	~~W~~	4,119,983	390,514	4,510,497

	Due from banks		Due from banks in
At December 31, 2002	in Won		foreign currencies	Total
Due in 3 months or less	~~W~~	716,579	131,569	848,148
Due after 3 months through 6 months		35,531	6,002	41,533
Due in 12 months		98,354	—	98,354
Due in 3 years		43,406	—	43,406
Thereafter		851,825	4,691	856,516

	~~W~~	1,745,695	142,262	1,887,957

Shinhan Financial Group Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements, Continued

December 31, 2003 and 2002

(In millions of Won and thousands of U.S. dollars)

(6) Securities

     Securities as of December 31, 2003 and 2002 consist of the following:

	Won			U.S. dollars (Note 2)
	2003		2002	2003	2002
Trading securities	~~W~~	4,876,614	2,014,293	$4,071,309	1,681,660
Available-for-sale securities		19,443,355	9,146,301	16,232,555	7,635,917
Held-to-maturity securities		3,664,060	4,284,183	3,058,992	3,576,709
Investment securities accounted for by the equity method		19,631	9,437	16,389	7,879

	~~W~~	28,003,660	15,454,214	$23,379,245	12,902,165

     (a) Trading securities

     i) Trading securities as of December 31, 2003 and 2002 consist of the following:

	Won			U.S. dollars (Note 2)
	2003		2002	2003	2002
Stocks	~~W~~	188,922	76,934	$157,724	64,229
Government bonds		1,712,070	411,403	1,429,345	343,466
Finance debentures		1,656,756	636,852	1,383,166	531,685
Corporate bonds		996,699	742,440	832,109	619,836
Beneficiary certificates		57,446	97,870	47,960	81,708
Commercial paper		59,579	48,794	49,740	40,736
Securities in foreign currencies		1,330	—	1,110	—
Other		203,812	—	170,155	—

	~~W~~	4,876,614	2,014,293	$4,071,309	1,681,660

     ii) Details of debt securities classified as trading securities as of December 31, 2003 and 2002 are as follows:

	2003
	Face value		Acquisition cost	Fair value (*)	Book value (**)
Government bonds	~~W~~	1,730,282	1,716,317	1,723,726	1,712,070
Finance debentures		1,696,152	1,671,623	1,677,283	1,656,756
Corporate bonds		991,446	1,005,953	999,576	996,699

	~~W~~	4,417,880	4,393,893	4,400,585	4,365,525

	2002
	Face value		Acquisition cost	Fair value (*)	Book value (**)
Government bonds	~~W~~	408,214	411,901	412,703	411,403
Finance debentures		657,650	635,289	638,807	636,852
Corporate bonds		733,596	744,186	743,218	742,441

	~~W~~	1,799,460	1,791,376	1,794,728	1,790,696

(*) Debt securities are recorded at fair value using the market yield of bonds provided by the bond credit rating and pricing associations.

(**) The difference between fair value and book value is recorded as accrued income.

Shinhan Financial Group Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements, Continued

December 31, 2003 and 2002

(In millions of Won and thousands of U.S. dollars)

(6) Securities, Continued

     (b) Available-for-sale securities

     i) Available-for-sale securities as of December 31, 2003 and 2002 consist of the following:

	Won			U.S. dollars (Note 2)
	2003		2002	2003	2002
Stocks	~~W~~	1,123,476	224,488	$937,949	187,417
Investment in special fund		64,489	9,371	53,840	7,824
Government bonds		2,575,282	556,279	2,150,010	464,417
Finance debentures		4,625,283	1,919,808	3,861,482	1,602,778
Corporate bonds		6,481,937	3,203,031	5,411,535	2,674,095
Beneficiary certificates		2,525,018	2,432,095	2,108,046	2,030,469
Securities in foreign currencies		1,415,713	801,229	1,181,928	668,917
Other		632,157	—	527,765	—

	~~W~~	19,443,355	9,146,301	$16,232,555	7,635,917

     ii) Details of debt securities classified as available-for-sale securities as of December 31, 2003 and 2002 are as follows:

	2003
	Face value		Acquisition cost	Fair value(*)	Book value(**)
Government bonds	~~W~~	2,540,013	2,532,025	2,622,940	2,575,282
Finance debentures		4,704,000	4,614,120	4,697,923	4,625,283
Corporate bonds		6,673,214	6,471,921	6,521,275	6,481,937

	~~W~~	13,917,227	13,618,066	13,842,138	13,682,502

	2002
	Face value		Acquisition cost	Fair value(*)	Book value(**)
Government bonds	~~W~~	547,446	541,301	586,886	556,279
Finance debentures		1,956,000	1,923,275	1,952,046	1,919,808
Corporate bonds		3,179,063	3,224,382	3,277,389	3,203,031

	~~W~~	5,682,509	5,688,958	5,816,321	5,679,118

(*) Debt securities are recorded at fair value using the market yield of bonds provided by the bond credit rating and pricing associations.

(**) The difference between fair value and book value is recorded as accrued income.

Shinhan Financial Group Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements, Continued

December 31, 2003 and 2002

(In millions of Won)

(6) Securities, Continued

     iii) Equity securities classified as available-for-sale securities as of December 31, 2003 and 2002 are as follows:

	2003
	Ownership	Acquisition		Net asset	Book
	(%)	cost		or fair value	value
Stock:
Hynix Semiconductor Inc.	10.24	~~W~~	175,398	254,346	254,346
Ssang Yong Motors Co., Ltd.	10.31		68,506	128,292	129,292
Ssang Yong Cement Industrial Co., Ltd.	10.16		54,096	54,096	54,096
Ssang Yong Corporation	45.22		30,589	30,589	30,589
Hyundai Engineering and Construction Co., Ltd.	5.07		54,514	29,413	29,413
Daewoo Engineering and Construction Co., Ltd.	2.82		11,487	24,609	24,609
Korea Securities Finance Corporation	6.35		21,633	25,597	21,633
SK Telecom Co., Ltd.	0.12		17,106	20,478	20,478
Handsome Co., Ltd.	1.43		3,533	3,288	3,288
Ssangyong Engineering and Construction Co., Ltd.	5.37		6,080	3,248	3,248
NamSun Co., Ltd.	4.87		3,195	1,639	1,639
Feel Max Co., Ltd.	12.00		3,000	3,000	3,000
Other	—		609,366	554,972	547,845

			1,058,503	1,133,567	1,123,476

Investment in special fund:
Stock Market Stabilization Fund			21,438	48,039	48,039
Korea Stock Exchange			2,612	21,134	2,612
Good KDB 2nd Securitization Specialty Co., Ltd.			3,000	3,088	3,000
Other			6,012	6,092	10,838

			33,062	78,353	64,489

		~~W~~	1,091,565	1,211,920	1,187,965

	2002
	Ownership	Acquisition		Net asset	Book
	(%)	cost		or fair value	value
Stock:
Saehan Industries Inc.	2.45	~~W~~	2,248	2,144	2,144
Korea Securities Finance Co.	3.39		11,573	14,645	11,573
Hanwha Investment Trust Management Co., Ltd.	4.50		1,350	1,419	1,419
Korea ECN Securities Co., Ltd.	6.25		1,600	1,468	1,600
ShinDongBang Co., Ltd.	2.74		1,987	928	928
Shinwon Co., Ltd.	3.29		7,260	2,578	2,578
Handsome Co., Ltd.	1.48		3,533	2,269	2,269
Hyundai Engineering and Construction Co., Ltd.	2.69		65,364	20,982	20,982
SK Telecom Co., Ltd	0.04		4,822	7,718	7,718
INTEC Telecom Co., Ltd.	4.03		2,438	768	2,438
Hyundai Petrochemical Co., Ltd.	5.34		9,244	41,313	9,244
Other	2.45		205,017	182,477	161,595

			316,436	278,709	224,488

Investment in special fund:
Stock Market Stabilization Fund			4,835	5,936	5,936
Other			3,435	3,562	3,435

			8,270	9,498	9,371

		~~W~~	324,706	288,207	233,859

Shinhan Financial Group Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements, Continued

December 31, 2003 and 2002

(In millions of Won and thousands of U.S. dollars)

(6) Securities, Continued

      iv) The maturity of available-for-sale securities by remaining period as of December 31, 2003 are as follows:

	Government		Finance	Corporate
	bonds		debentures	bonds	Total
Due in 3 months or less	~~W~~	103,419	1,128,796	178,732	1,410,947
Due after 3 months through 6 months		95,735	799,242	448,949	1,343,926
Due in 12 months		168,840	1,262,752	630,835	2,062,427
Due in 3 years		1,252,751	1,385,682	4,161,545	6,799,978
Thereafter		954,537	48,811	1,061,876	2,065,224

	~~W~~	2,575,282	4,625,283	6,481,937	13,682,502

      v) Available-for-sale securities denominated in foreign currencies classified by issuing country as of December 31, 2003 and 2002 are as follows:

	2003				2002
		Equivalent		Ratio		Equivalent		Ratio
	U.S. dollar	Won		(%)	U.S. dollar	Won		(%)
Korea	$731,852	~~W~~	876,612	61.92	$460,564	~~W~~	552,883	69.00
U.S.A.	317,771		380,626	26.89	97,772		117,366	14.66
Malaysia	11,703		14,018	0.99	11,640		13,973	1.75
Indonesia	—		—	—	300		360	0.04
Philippines	588		704	0.05	6,365		7,640	0.95
Germany	14,037		16,814	1.19	12,562		15,079	1.88
Japan	5,029		6,023	0.43	3,190		3,829	0.48
Other	100,948		120,916	8.53	75,057		90,099	11.24

	$1,181,928	~~W~~	1,415,713	100.00	$667,450	~~W~~	801,229	100.00

     (c) Held-to-maturity securities

     i) Held-to-maturity securities as of December 31, 2003 and 2002 consist of the following:

	Won			U.S. dollars (Note 2)
	2003		2002	2003	2002
Government bonds	~~W~~	558,336	539,505	$466,135	450,413
Finance debentures		543,791	402,768	453,991	336,256
Corporate bonds		2,389,916	3,213,403	1,995,255	2,682,755
Securities in foreign currencies		172,017	128,504	143,611	107,283
Other		—	3	—	2

	~~W~~	3,664,060	4,284,183	$3,058,992	3,576,709

Shinhan Financial Group Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements, Continued

December 31, 2003 and 2002

(In millions of Won)

(6) Securities, Continued

     ii) Details of debt securities classified as held-to-maturity securities as of December 31, 2003 and 2002 consist of the following:

	2003
	Face value		Acquisition cost	Fair value (*)	Book value
Government bonds	~~W~~	550,292	553,294	632,545	558,336
Finance debentures		551,144	544,773	569,935	543,791
Corporate bonds		2,380,892	2,398,606	2,461,181	2,389,916

	~~W~~	3,482,328	3,496,673	3,663,661	3,492,043

	2002
	Face value		Acquisition cost	Fair value (*)	Book value
Government bonds	~~W~~	543,903	532,735	622,457	539,505
Finance debentures		408,462	404,785	445,557	402,768
Corporate bonds		3,210,405	3,223,072	3,382,375	3,213,403

	~~W~~	4,162,770	4,160,592	4,450,389	4,155,676

(*) Debt securities are recorded at fair value using the market yield of bonds provided by the bond credit rating and pricing associations.

     iii) The maturity of held-to-maturity securities by remaining period as of December 31, 2003 and 2002 are as follows:

	Government		Finance	Corporate
At December 31, 2003	bonds		debentures	bonds	Total
Due in 3 months or less	~~W~~	45,739	67,592	149,675	263,006
Due after 3 months through 6 months		17,479	38,282	159,114	214,875
Due in 12 months		141,231	125,037	723,190	989,458
Due in 3 years		231,214	213,027	482,760	927,001
Thereafter		122,673	99,853	875,177	1,097,703

	~~W~~	558,336	543,791	2,389,916	3,492,043

	Government		Finance	Corporate
At December 31, 2002	bonds		debentures	bonds	Total
Due in 3 months or less	~~W~~	354	82,160	45,005	127,519
Due after 3 months through 6 months		476	66,650	91,340	158,466
Due in 12 months		65,171	57,672	1,301,399	1,424,242
Due in 3 years		301,321	146,381	1,119,998	1,567,700
Thereafter		172,183	49,905	655,661	877,749

	~~W~~	539,505	402,768	3,213,403	4,155,676

Shinhan Financial Group Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements, Continued

December 31, 2003 and 2002

(In millions of Won and thousands of U.S. dollars)

(6) Securities, Continued

     iv) Held-to-maturity securities denominated in foreign currencies classified by issuing country as of December 31, 2003 and 2002 are as follows:

	2003				2002
		Equivalent				Equivalent
	U.S. dollar	Won		Ratio (%)	U.S. dollar	Won		Ratio (%)
Korea	$127,308	~~W~~	152,489	88.65	$91,721	~~W~~	110,103	85.68
U.S.A.	1,965		2,354	1.37	1,940		2,329	1.81
Indonesia	3,449		4,131	2.40	2,500		3,001	2.34
Other	10,889		13,043	7.58	10,890		13,071	10.17

	$143,611	~~W~~	172,017	100.00	$107,051	~~W~~	128,504	100.00

     (d) Investment securities accounted for by the equity method

     i) Details of investment securities accounted for by the equity method as of December 31, 2003 and 2002 are as follows:

	2003
`			Investment	Equity
	Beginning		and	method	Retained	Capital	Ending
Subsidiaries	balance		sale, net	gain (loss)	earnings	adjustments	balance
e-Shinhan	~~W~~	3,892	—	(1,166)	(1)	—	2,725
Shinhan Macquarie		423	—	1,446	(26)	—	1,843
Shinhan Credit Information		3,121	(1,695)	544	—	—	1,970
Shinhan Data System		2,001	—	152	—	—	2,153
Chohung Vina		—	9,166	1,434	—	340	10,940

	~~W~~	9,437	7,471	2,410	(27)	340	19,631

	2002
`	`		Investment	Equity
	Beginning		and	method	Retained	Capital	Ending
Subsidiaries	balance		sale, net	gain (loss)	earnings	adjustments	balance
e-Shinhan	~~W~~	4,673	—	(806)	(1)	26	3,892
Shinhan Macquarie		776	(484)	134	(3)	—	423
Shinhan Credit Information		—	3,000	121	—	—	3,121
Shinhan System		1,864	—	137	—	—	2,001
Shinhan Research		158	(158)	—	—	—	—

	~~W~~	7,471	2,358	(414)	(4)	26	9,437

Shinhan Financial Group Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements, Continued

December 31, 2003 and 2002

(In millions of Won and thousands of U.S. dollars)

(7)	Loans

(a)	Loans outstanding as of December 31, 2003 and 2002 consist of the following:

	Won			U.S. dollars (Note 2)
	2003		2002	2003	2002
Loans in Won	~~W~~	72,853,369	32,616,614	$60,822,649	27,230,434
Loans in foreign currencies		6,779,634	3,489,504	5,660,072	2,913,261
Domestic import usance bills		2,714,909	1,154,569	2,266,579	963,908
Call loans		1,438,737	610,606	1,201,150	509,773
Korean Won bills bought		1,058,981	833,721	884,105	696,044
Foreign currency bills bought		3,610,006	2,263,872	3,013,864	1,890,026
Payments on guarantees and acceptances		107,743	89,657	89,951	74,851
Credit card loans		4,931,496	2,795,865	4,117,128	2,334,167
Bonds purchased with resale agreements		470,300	—	392,636	—
Privately placed bonds		2,416,843	1,484,356	2,017,735	1,239,235
Factoring receivables		174,955	63,627	146,064	53,120
Loans convertible into equity securities		80,933	6,504	67,568	5,430
Financing lease receivables		807,396	621,427	674,066	518,807
Cash management account		186,369	—	155,592	—
Other		17,390	17,706	14,518	14,782

		97,649,061	46,048,028	81,523,677	38,443,838
Less: allowance for loan losses		(2,808,118)	(785,773)	(2,344,396)	(656,014)
present value premiums (discounts)		80,236	(17,894)	66,986	(14,939)

	~~W~~	94,921,179	45,244,361	$79,246,267	37,772,885

(b)	The maturities of loans by remaining period as of December 31, 2003 and 2002 are as follows:

			Loans in foreign
At December 31, 2003	Loans in Won		currencies	Other	Total
Due in 3 months or less	~~W~~	15,160,538	885,099	8,318,745	24,364,382
Due after 3 months through 6 months		13,263,016	1,451,347	1,324,392	16,038,755
Due in 12 months		21,080,434	2,039,158	1,552,614	24,672,206
Due in 3 years		16,806,243	1,156,538	3,868,644	21,831,425
Thereafter		6,543,138	1,247,492	2,951,663	10,742,293

	~~W~~	72,853,369	6,779,634	18,016,058	97,649,061

			Loans in foreign
At December 31, 2002	Loans in Won		currencies	Other	Total
Due in 3 months or less	~~W~~	4,971,684	393,060	6,373,742	11,738,486
Due after 3 months through 6 months		4,393,858	699,390	811,375	5,904,623
Due in 12 months		8,379,063	1,332,252	878,332	10,589,647
Due in 3 years		11,489,933	452,397	1,383,218	13,325,548
Thereafter		3,382,076	612,405	495,243	4,489,724

	~~W~~	32,616,614	3,489,504	9,941,910	46,048,028

Shinhan Financial Group Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements, Continued

December 31, 2003 and 2002

(In millions of Won)

(7)	Loans, Continued

(c)	Loan classified by country as of December 31, 2003 and 2002 are as follows:

	2003
			Loans in foreign
	Loans in Won		currencies	Other loans	Total	Ratio (%)
Korea	~~W~~	72,853,369	4,426,217	17,910,007	95,189,593	97.48
U.S.A.		—	803,204	678	803,882	0.82
U.K.		—	63,047	19,182	82,229	0.09
Japan		—	936,055	1,105	937,160	0.96
Germany		—	1,165	—	1,165	—
Ireland		—	—	62,168	62,168	0.07
Indonesia		—	31,605	—	31,605	0.03
Thailand		—	599	—	599	—
Vietnam		—	52,456	2,403	54,859	0.06
Panama		—	78,414	—	78,414	0.08
Russia		—	2,096	—	2,096	—
Hong Kong		—	63,486	14,578	78,064	0.08
China		—	192,572	5,937	198,509	0.20
Other		—	128,718	—	128,718	0.13

	~~W~~	72,853,369	6,779,634	18,016,058	97,649,061	100.00

	2002
			Loans in foreign
	Loans in Won		currencies	Other loans	Total	Ratio (%)
Korea	~~W~~	32,616,614	2,820,291	9,696,621	45,133,526	98.01
U.S.A.		—	7,124	30,010	37,134	0.08
U.K.		—	—	1,059	1,059	0.00
Japan		—	628,671	—	628,671	1.37
Germany		—	12,004	60,020	72,024	0.16
Italy		—	—	60,020	60,020	0.13
Canada		—	—	7,923	7,923	0.02
Austria		—	—	42,014	42,014	0.09
Ireland		—	—	24,008	24,008	0.05
Indonesia		—	16,148	—	16,148	0.04
Thailand		—	3,204	—	3,204	0.01
Vietnam		—	1,041	—	1,041	0.00
Hong Kong		—	—	20,235	20,235	0.04
Singapore		—	1,021	—	1,021	0.00

	~~W~~	32,616,614	3,489,504	9,941,910	46,048,028	100.00

Shinhan Financial Group Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements, Continued

December 31, 2003 and 2002

(In millions of Won)

(7)	Loans, Continued

(d)	Loans classified by consumer as of December 31, 2003 and 2002 are as follows:

	2003
			Loans in foreign
	Loans in Won		currencies	Other	Total	Ratio (%)
Corporate	~~W~~	37,321,076	6,134,976	12,729,866	56,185,918	57.53
Household		34,527,896	97,993	5,113,230	39,739,119	40.70
Public and other		1,004,397	546,665	172,962	1,724,024	1.77

	~~W~~	72,853,369	6,779,634	18,016,058	97,649,061	100.00

	2002
			Loans in foreign
	Loans in Won		currencies	Other	Total	Ratio (%)
Corporate	~~W~~	15,945,863	3,427,197	7,410,253	26,783,313	58.16
Household		16,538,978	45,938	2,225,690	18,810,606	40.85
Public and other		131,773	16,369	305,967	454,109	0.99

	~~W~~	32,616,614	3,489,504	9,941,910	46,048,028	100.00

(e)	Restructured loans due to commencement of bankruptcy proceedings, composition proceedings or workout programs during the years ended December 31, 2003 and 2002 are as follows:

	2003
				Workout
				Corporate	Individuals
	Composition		Bankruptcy	loans	loans	Total
Loans for equity conversion	~~W~~	—	29,083	410,140	—	439,223
Loans converted into convertible bonds		—	2,159	38,545		40,704
Reduction in interest rate		—	149,903	164,223	1,539	315,665

Loan balance before restructuring		—	181,145	612,908	1,539	795,592
Loan balance after restructuring		—	160,019	501,076	1,242	662,337

Loss resulting from restructuring	~~W~~	—	21,126	111,832	297	133,255

	2002
				Workout
				Corporate	Individuals
	Composition		Bankruptcy	loans	loans	Total
Loan for equity conversion	~~W~~	6,793	1,905	668	—	9,366
Loans converted into convertible bonds		—	—	493	—	493
Reduction in interest rate		3,436	2,094	14,779	—	20,309

Loan balance before restructuring		10,229	3,999	15,940	—	30,168
Loan balance after restructuring		3,550	1,151	13,284	—	17,985

Loss resulting from restructuring	~~W~~	6,679	2,848	2,656	—	12,183

Shinhan Financial Group Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements, Continued

December 31, 2003 and 2002

(In millions of Won)

(7)	Loans, Continued

(f)	Changes in allowance for losses on loans, accounts receivable and accrued income for the years ended December 31, 2003 and 2002 are as follows:

	2003
	Beginning		Increase	Ending
	balance (*)		(Decrease) (**)	balance (***)
The Company	~~W~~	3,846	(3,846)	—
Shinhan Bank		565,844	300,584	866,428
Shinhan Bank (Trust account)		24,023	(5,687)	18,336
Shinhan Finance		3,266	609	3,875
Chohung Bank		—	1,705,719	1,705,719
Chohung Bank (Trust account)		—	23,359	23,359
Chohung ITMC		—	11	11
Chohung Finance		—	4,549	4,549
Chohung America		—	4,252	4,252
Chohung Deutschland		—	2,696	2,696
Goodmorning Shinhan Securities		49,333	(13,989)	35,344
Shinhan Card		96,104	22,506	118,610
Shinhan Capital		33,787	(15,886)	17,901
Shinhan BNPP ITMC		10	4	14
Jeju Bank		29,318	5,952	35,270
Jeju Bank (Trust account)		142	(142)	—

Total	~~W~~	805,673	2,030,691	2,836,364

(*)	Additional allowance for loan losses of Goodmorning Shinhan Securities, Shinhan Capital and Jeju Bank, amounting to ~~W~~12,952 million, is included.

(**)	Allowance for loan losses of Chohung Bank, amounting to ~~W~~2,172,379 million as of August 31, 2003 (acquisition date), is reflected.

(***)	Additional allowance for loan losses of Chohung and Jeju Bank, amounting to ~~W~~28,170 million, is included.

(****)	Allowance for losses on other assets and disposition of operating lease assets is included.

Shinhan Financial Group Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements, Continued

December 31, 2003 and 2002

(In millions of Won and thousands of U.S. dollars)

(7)	Loans, Continued

	2002
	Beginning		Increase	Ending
	balance (*)		(Decrease)	balance (*)
The Company	~~W~~	1,472	2,374	3,846
Shinhan Bank		567,344	(1,500)	565,844
Shinhan Bank (Trust account)		30,225	(6,202)	24,023
Shinhan Finance		3,949	(683)	3,266
Goodmorning Shinhan Securities		48,854	479	49,333
Shinhan Card		—	96,104	96,104
Shinhan Capital		102,454	(68,667)	33,787
Shinhan BNPP ITMC		25	(15)	10
Jeju Bank		26,952	2,366	29,318
Jeju Bank (Trust account)		153	(11)	142

Total	~~W~~	781,428	24,245	805,673

(*)	Additional allowance for loan losses of Goodmorning Shinhan Securities, Shinhan Capital and Jeju Bank, amounting to ~~W~~13,019 million and ~~W~~12,952 million as of December 31, 2003 and 2002, is included, respectively.

(**)	Allowance for loan losses of Shinhan Securities Co., Ltd. before to merger is considered.

(***)	Allowance for losses on other assets is included.

(8)	Fixed Assets

Fixed assets as of December 31, 2003 and 2002 consist of the following:

	Won			U.S. dollars (Note 2)
	2003		2002	2003	2002
Tangible assets:
Land	~~W~~	995,168	346,538	$830,830	289,312
Buildings		729,315	465,484	608,879	388,616
Other		1,129,104	571,048	942,648	476,747

		2,853,587	1,383,070	2,382,357	1,154,675
Less: accumulated depreciation		(974,792)	(455,839)	(813,819)	(380,563)

		1,878,795	927,231	1,568,538	774,112

Intangible assets:
Goodwill		964,788	161,542	805,467	134,866
Negative goodwill		(5,655)	(6,340)	(4,721)	(5,293)
Other		15,440	11,365	12,890	9,488

		974,573	166,567	813,636	139,061

Other fixed assets		312	46	261	38

	~~W~~	2,853,680	1,093,844	$2,382,435	913,211

Shinhan Financial Group Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements, Continued

December 31, 2003 and 2002

(In millions of Won and thousands of U.S. dollars)

(8)	Fixed assets, Continued

The officially declared value of land used in domestic branches at December 31, 2003 and 2002, as announced by the Minister of Construction and Transportation, is as follows:

	Book value			Declared value
	2003		2002	2003	2002
Land (Domestic only)	~~W~~	991,993	345,832	975,097	261,145

The officially declared value, which is used for government purposes, does not represent the fair value.

(9)	Other Assets

Other assets as of December 31, 2003 and 2002 consist of the following:

	Won			U.S. dollars (Note 2)
	2003		2002	2003	2002
Accounts receivable	~~W~~	1,570,819	572,367	$1,311,420	477,849
Advance payments		42,827	11,623	35,755	9,704
Prepaid expenses		29,146	24,863	24,333	20,757
Prepaid income taxes		13,988	3,268	11,678	2,728
Accrued income		696,940	465,144	581,850	388,332
Operating lease assets		405,794	177,678	338,783	148,337
Less: accumulated depreciation		(182,375)	(79,247)	(152,258)	(66,160)
allowance for losses on disposition		(2,210)	(147)	(1,845)	(123)
Guarantee deposits paid		956,596	454,956	798,627	379,826
Deferred tax assets		78,135	102,052	65,232	85,200
Derivative assets		518,836	120,443	433,157	100,554
Other		2,910,279	295,409	2,429,687	246,626

		7,038,775	2,148,409	5,876,419	1,793,630
Less: allowance for losses		(26,036)	(19,753)	(21,736)	(16,491)
present value discounts		(146)	(614)	(122)	(513)

	~~W~~	7,012,593	2,128,042	$5,854,561	1,776,626

Shinhan Financial Group Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements, Continued

December 31, 2003 and 2002

(In millions of Won)

(10)	Operating Lease Assets

(a)	Operating lease assets classified by industry as of December 31, 2003 and 2002 are as follows:

	2003		2002
Mining	~~W~~	4,343	7,603
Manufacturing:
Food and beverages		485	14,678
Clothing and fabrics		3,429	5,580
Paper and publishing		14,617	25,654
Chemicals		19,230	21,296
Mining		241	1,236
Metal		138	214
Electrical components and equipment		38,815	7,658
Other manufacturing		36,309	8,317

		113,264	84,633
Energy and gas		6,569	14,302
Construction		6,962	2,637
Retail / wholesale and lodging		8,669	6,236
Transportation and containers		212,728	20,507
Banking, insurance and other financing		681	77
Medical		15,748	14,266
Public and consumer services		36,830	27,417

		405,794	177,678
Less: accumulated depreciation		(182,375)	(79,247)
allowance for losses on disposition of lease assets		(2,211)	(147)

	~~W~~	221,208	98,284

(b)	The collection schedule of future lease receivables as of December 31, 2003, is as follows:

	Operating		Financing
	lease		lease	Total
January 1, 2004 ~ December 31, 2004	~~W~~	63,056	334,267	397,323
January 1, 2005 ~ December 31, 2005		44,637	257,899	302,536
January 1, 2006 ~ December 31, 2006		31,035	181,296	212,331
January 1, 2007 ~ December 31, 2007		20,503	78,126	98,629
Thereafter		125,078	55,090	180,168

		284,309	906,678	1,190,987
Unrealized interest income on financing lease		—	(99,282)	(99,282)

	~~W~~	284,309	807,396	1,091,705

Shinhan Financial Group Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements, Continued

December 31, 2003 and 2002

(In millions of Won and thousands of U.S. dollars)

(11)	Deposits

(a)	Deposits as of December 31, 2003 and 2002 consist of the following:

	Won			U.S. dollars (Note 2)
	2003		2002	2003	2002
Korean Won deposits	~~W~~	75,496,450	33,851,353	$63,029,262	28,261,273
Foreign currency deposits		4,932,403	2,094,331	4,117,885	1,748,481
Negotiable certificates of deposits		7,118,586	2,776,649	5,943,051	2,318,124

		87,547,439	38,722,333	73,090,198	32,327,878
Add: present value premium		45,166	—	37,707	—

	~~W~~	87,592,605	38,722,333	$73,127,905	32,327,878

(b)	The maturities of deposits by remaining period as of December 31, 2003 and 2002 are as follows:

			Foreign	Negotiable
	Korean Won		currency	certificates
At December 31, 2003	deposits		deposits	of deposits	Total
Due in 3 months or less	~~W~~	22,326,297	3,267,799	3,563,065	29,157,161
Due after 3 months through 6 months		6,003,790	357,334	1,759,652	8,120,776
Due in 12 months		19,203,989	710,832	1,674,109	21,588,930
Due in 3 years		5,373,674	595,357	120,675	6,089,706
Thereafter		22,588,700	1,081	1,085	22,590,866

	~~W~~	75,496,450	4,932,403	7,118,586	87,547,439

			Foreign	Negotiable
	Korean Won		currency	certificates
At December 31, 2002	deposits (*)		deposits	of deposits	Total
Due in 3 months or less	~~W~~	10,113,071	1,101,437	1,719,391	12,933,899
Due after 3 months through 6 months		3,781,970	333,393	883,531	4,998,894
Due in 12 months		9,132,488	304,313	115,654	9,552,455
Due in 3 years		2,084,954	355,188	58,073	2,498,215
Thereafter		8,723,824	—	—	8,723,824

	~~W~~	33,836,307	2,094,331	2,776,649	38,707,287

(*)	~~W~~15,046 million of deposits in Jeju Bank’s trust accounts is excluded.

Shinhan Financial Group Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements, Continued

December 31, 2003 and 2002

(In millions of Won and thousands of U.S. dollars)

(12)	Borrowings

(a)	Borrowings as of December 31, 2003 and 2002 consist of the following:

	Won			U.S. dollars (Note 2)
	2003		2002	2003	2002
Borrowings in Won	~~W~~	4,401,380	1,900,616	$3,674,553	1,586,756
Borrowings in foreign currencies		7,193,596	4,670,846	6,005,674	3,899,521
Bonds sold with repurchase agreements		4,427,073	4,300,609	3,696,004	3,590,423
Bills sold		705,954	206,965	589,376	172,788
Due to the Bank of Korea in foreign currencies		64,051	75,285	53,473	62,853
Call money		417,522	197,493	348,574	164,880

	~~W~~	17,209,576	11,351,814	$14,367,654	9,477,221

(b)	Details of subordinated borrowings as of December 31, 2003 and 2002 are as follows:

		Interest
Lender	Period of contract	rate (%)	2003		2002
Hungkuk Life Insurance	December 31, 1997 ~ December 31, 2007	7.0	~~W~~	40,000	40,000
Kyobo Life Insurance	June 30, 1998 ~ June 30, 2008	5.5		30,000	30,000

			~~W~~	70,000	70,000

(c)	The maturities of borrowings as of December 31, 2003 and 2002 are as follows:

			Borrowings
	Borrowings		in foreign
At December 31, 2003	in Won		currencies	Other	Total
Due in 3 months or less	~~W~~	2,309,091	3,855,897	2,871,796	9,036,784
Due after 3 months through 6 months		288,131	1,689,287	1,478,867	3,456,285
Due in 12 months		191,984	1,162,733	1,110,451	2,465,168
Due in 3 years		399,962	387,229	153,179	940,370
Thereafter		1,212,212	98,450	307	1,310,969

	~~W~~	4,401,380	7,193,596	5,614,600	17,209,576

			Borrowings
	Borrowings		in foreign
At December 31, 2002	in Won		currencies	Other	Total
Due in 3 months or less	~~W~~	808,083	2,000,221	2,347,348	5,155,652
Due after 3 months through 6 months		41,731	1,029,718	1,223,431	2,294,880
Due in 12 months		89,700	1,004,765	799,335	1,893,800
Due in 3 years		283,406	610,921	406,991	1,301,318
Thereafter		677,696	25,221	3,247	706,164

	~~W~~	1,900,616	4,670,846	4,780,352	11,351,814

Shinhan Financial Group Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements, Continued

December 31, 2003 and 2002

(In millions of Won and thousands of U.S. dollars)

(13)	Debentures

(a)	Debentures as of December 31, 2003 and 2002 consist of the following:

	Won			U.S. dollars (Note 2)
	2003		2002	2003	2002
Korean Won debentures	~~W~~	16,177,484	8,331,629	$13,505,998	6,955,776
Foreign currency debentures		1,591,121	469,236	1,328,369	391,748

		17,768,605	8,800,865	14,834,367	7,347,524
Less: present value discounts		(156,171)	(405,462)	(130,382)	(338,506)
Add: present value premiums		135,445	—	113,078	—

	~~W~~	17,747,879	8,395,403	$14,817,063	7,009,018

(b)	Details of Korean Won debentures as of December 31, 2003 and 2002 are as follows:

	2003			2002
			Interest rate			Interest rate
	Face value		(%)	Face value		(%)
Discounted debentures	~~W~~	6,436,500	3.93~6.91	~~W~~	3,910,000	4.01~6.00
Coupon debenture		6,554,434	0.24~7.47		2,674,425	5.25~8.20
Debentures with stock warrants		—	—		299,064	15.00
Subordinated debenture		2,910,292	5.58~18.00		1,432,172	6.23~15.13
Hybrid securities (*)		272,564	7.80		—	—

		16,173,790			8,315,661
Add: loss on fair value hedge		3,694			15,968

	~~W~~	16,177,484		~~W~~	8,331,629

(*)	Hybrid securities issued by Chohung Bank

Redemption	:	Redeemable 5 years after issuance date
Interest rate	:	7.80% for 10 years after issuance date Thereafter — 50% of the difference between 7.80% and 5 year maturity government bonds rate is added.
Thereafter — 50% of the difference between 7.80% and 5 year maturity government bonds rate is added.
Interest payment	:	Quarterly paid
Maturity date	:	30 years after issuance date (renewable by Chohung Bank)

Shinhan Financial Group Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements, Continued

December 31, 2003 and 2002

(In millions of Won and thousands of U.S. dollars)

(13)	Debentures, Continued

(c)	Details of foreign currency debentures as of December 31, 2003 and 2002 are as follows:

	2003				2002
		Equivalent		Interest rate		Equivalent		Interest rate
	U.S. dollars	Won		(%)	U.S. dollars	Won		(%)
MTN (*)	$800,000	~~W~~	967,791	1.59~6.25	$354,000	~~W~~	433,224	4/L+0.2
Non-guaranteed debentures	30,000		35,934	L+0.85	30,000		36,012	L+0.85
Subordinated debentures	490,396		587,396	11.50~11.88	—		—

	$1,320,396	~~W~~	1,591,121		$384,000	~~W~~	469,236

(*)	Shinhan Bank established two programs with Merrill Lynch International Limited and other four financial institutions to issue Euro Medium Term Note (EMTN) on November 9, 1995 and Global Medium Term Note (GMTN) on August 20, 1999. Details of the programs are as follows:

Total amount which can be issued	:	US$ 2,000,000
Place of trading	:	London Stock Exchange
Issue price	:	Face value or discounted value
Maturity date and interest date	:	Various depending on date of issuance
Redemption	:	Maturity date

Additionally, valuation gain (loss) on derivatives is included in equivalent Won amount.

(d)	The maturities of debentures by remaining period as of December 31, 2003 and 2002 are as follows:

	Korean Won		Foreign currency
At December 31, 2003	debentures		debentures	Total
Due in 3 months or less	~~W~~	2,460,384	—	2,460,384
Due after 3 months through 6 months		2,735,660	—	2,735,660
Due in 12 months		3,144,010	179,670	3,323,680
Due in 3 years		4,537,860	388,560	4,926,420
Thereafter		3,299,570	1,022,891	4,322,461

	~~W~~	16,177,484	1,591,121	17,768,605

	Korean Won		Foreign currency
At December 31, 2002	debentures		debentures	Total
Due in 3 months or less	~~W~~	1,514,887	—	1,514,887
Due after 3 months through 6 months		536,807	—	536,807
Due in 12 months		2,138,065	193,144	2,331,209
Due in 3 years		2,042,179	276,092	2,318,271
Thereafter		2,099,691	—	2,099,691

	~~W~~	8,331,629	469,236	8,800,865

Shinhan Financial Group Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements, Continued

December 31, 2003 and 2002

(In millions of Won and thousands of U.S. dollars)

(14)	Retirement and Severance Benefits

Changes in retirement and severance benefits for the years ended December 31, 2003 and 2002 are as follows:

	Won			U.S. dollars (Note 2)
	2003		2002	2003	2002
Beginning balance	~~W~~	225,188	192,465	$188,001	160,682
Changes in consolidation scope		105,794	15,838	88,324	13,223
Adjustment due to foreign exchange rate		42	(7)	35	(6)
Payment		(29,114)	(56,765)	(24,306)	(47,391)
Provision		46,003	73,657	38,406	61,494

Ending balance		347,913	225,188	290,460	188,001
Less: contribution to National Pension Fund		(133,645)	(56,802)	(111,575)	(47,422)
deposit for severance benefit insurance		(8,317)	(8,867)	(6,944)	(7,403)

	~~W~~	205,951	159,519	$171,941	133,176

(15)	Other Liabilities

Other liabilities as of December 31, 2003 and 2002 consist of the following:

	Won			U.S. dollars (Note 2)
	2003		2002	2003	2002
Allowance for losses on guarantees and acceptances (note 16)	~~W~~	57,398	3,659	$47,920	3,055
Other allowances		68,025	30,716	56,792	25,644
Borrowings from trust accounts		665,158	278,578	555,316	232,575
Foreign exchange remittances pending		159,954	158,937	133,540	132,691
Securities sold		353,732	—	295,318	—
Accounts payable		1,397,803	539,108	1,166,975	450,082
Accrued expenses		1,742,597	1,108,373	1,454,831	925,341
Income tax payable		103,873	172,343	86,720	143,883
Dividend payable		1,645	2,629	1,373	2,195
Advance receipts		95,116	6,056	79,409	5,056
Unearned revenues		163,650	87,414	136,626	72,979
Taxes withheld		78,271	76,096	65,346	63,530
Guarantee deposits received		270,766	149,729	226,053	125,003
Derivatives liabilities		471,442	112,677	393,590	94,070
Deferred tax liabilities		34	262	28	219
Guarantee deposits for stock subscriptions		19,090	4,945	15,938	4,128
Miscellaneous		4,697,196	1,445,637	3,921,519	1,206,910

	~~W~~	10,345,750	4,177,159	$8,637,294	3,487,361

Shinhan Financial Group Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements, Continued

December 31, 2003 and 2002

(In millions of Won and thousands of U.S. dollars)

(16)	Guarantees and Acceptances

(a)	The guarantees and acceptances as of December 31, 2003 and 2002 are as follows:

	2003		2002
Guarantees and acceptances outstanding
Guarantees and acceptances in Won:
Guarantees for contract performance		$122,759	99,936
Guarantees on loan collaterals		118,261	54,660
Guarantees on debentures		32,331	15,900
Other		765,517	273,656

		1,038,868	444,152

Guarantees and acceptances in foreign currencies:
Acceptances on letters of credit		422,945	408,397
Acceptances for letters of guarantee for importers		161,993	101,381
Other		651,416	390,264

		1,236,354	900,042

Contingent guarantees and acceptances
Letters of credit		2,611,654	1,939,913
Other		550,917	271,163

		3,162,571	2,211,076

	~~W~~	5,437,793	3,555,270

(b)	Outstanding commitments as of December 31, 2003 and 2002 are as follows:

	2003		2002
Commitments for loans in Won	~~W~~	3,383,264	2,213,114
Commitments for loans in foreign currencies		237,610	153,891
Other commitments in foreign currencies		42,890	72,098

	~~W~~	3,663,764	2,439,103

(c)	The guarantees and acceptances provided by country as of December 31, 2003 and 2002 are as follows:

	2003
	Guarantees and acceptances outstanding in						Contingent guarantees and
	Won			Foreign currencies			acceptances
	Balance		Ratio (%)	Balance		Ratio (%)	Balance		Ratio (%)
Korea	~~W~~	1,038,868	100.00	~~W~~	1,160,272	93.84	~~W~~	3,017,786	95.42
U.S.A.		—	—		51,740	4.18		92,943	2.94
Japan		—	—		19,474	1.58		24,972	0.79
U.K.		—	—		2,134	0.17		9,582	0.30
China		—	—		1,222	0.10		3,569	0.11
Vietnam		—	—		445	0.04		12,867	0.41
Other		—	—		1,067	0.09		852	0.03

	~~W~~	1,038,868	100.00	~~W~~	1,236,354	100.00	~~W~~	3,162,571	100.00

s

Shinhan Financial Group Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements, Continued

December 31, 2003 and 2002

(In millions of Won)

(16)	Guarantees and Acceptances, Continued

	2002
	Guarantees and acceptances outstanding in						Contingent guarantees and
	Won			Foreign currencies			acceptances
	Balance		Ratio (%)	Balance		Ratio (%)	Balance		Ratio (%)
Korea	~~W~~	444,152	100.00	~~W~~	859,427	95.49	~~W~~	2,073,762	93.79
U.S.A.		—	—		193	0.02		102,108	4.62
Japan		—	—		36,844	4.09		23,105	1.04
U.K.		—	—		1,926	0.21		28	0.00
China		—	—		666	0.07		1,158	0.05
Vietnam		—	—		685	0.08		9,176	0.42
Australia		—	—		140	0.02		758	0.03
German		—	—		16	0.00		661	0.03
Other		—	—		145	0.02		320	0.01

	~~W~~	444,152	100.00	~~W~~	900,042	100.00	~~W~~	2,211,076	100.00

(d)	The guarantees and acceptances provided by consumer as of December 31, 2003 and 2002 are as follows:

	2003
	Guarantees and acceptances outstanding in						Contingent guarantees and
	Won			Foreign currencies			acceptances
	Balance		Ratio (%)	Balance		Ratio (%)	Balance		Ratio (%)
Corporate	~~W~~	983,361	94.65	~~W~~	1,232,823	99.71	~~W~~	3,081,786	97.45
Household		1,410	0.14		1,575	0.13		78,339	2.48
Public and other		54,097	5.21		1,956	0.16		2,446	0.08

	~~W~~	1,038,868	100.00	~~W~~	1,236,354	100.00	~~W~~	3,162,571	100.00

	2002
	Guarantees and acceptances outstanding in						Contingent guarantees and
	Won			Foreign currencies			acceptances
	Balance		Ratio (%)	Balance		Ratio (%)	Balance		Ratio (%)
Corporate	~~W~~	443,121	99.77	~~W~~	899,765	99.97	~~W~~	2,109,180	95.39
Household		959	0.22		235	0.03		540	0.02
Public and other		72	0.02		42	—		101,356	4.59

	~~W~~	444,152	100.00	~~W~~	900,042	100.00	~~W~~	2,211,076	100.00

Shinhan Financial Group Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements, Continued

December 31, 2003 and 2002

(In millions of Won)

(16) Guarantees and acceptances, Continued

(e)	The allowances for losses on guarantees and acceptances provided according to the same credit risk classifications on loans as of December 31, 2003 and 2002 are as follows:

	2003
						Estimated
	Normal		Precautionary	Substandard	Doubtful	Loss	Total
Guarantees and acceptances in Won
Balance	~~W~~	890,423	5,722	140,591	1,901	231	1,038,868
Allowances		—	—	32,039	1,000	231	33,270

Ratio (%)		—	—	20.00	50.00	100.00	3.20

Guarantees and acceptances in foreign currencies
Balance	~~W~~	1,159,864	56,471	17,779	144	2,096	1,236,354
Allowances		—	18,338	3,556	138	2,096	24,128

Ratio (%)		—	42.82	35.72	100.00	100.00	1.95

Total guarantees and acceptances
Balance	~~W~~	2,050,287	62,193	158,370	2,045	2,327	2,275,222
Allowances		—	18,338	35,595	1,138	2,327	57,398

Ratio (%)		—	—	20.00	50.00	100.00	2.52

	2002
						Estimated
	Normal		Precautionary	Substandard	Doubtful	Loss	Total
Guarantees and acceptances in Won
Balance	~~W~~	435,180	7,349	1,274	208	141	444,152
Allowances		—	—	255	199	141	594

Ratio (%)		—	—	20.00	95.00	100.00	0.13

Guarantees and acceptances in foreign currencies
Balance	~~W~~	874,397	15,150	9,211	1,257	27	900,042
Allowances		—	—	1,842	1,195	27	3,064

Ratio (%)		—	—	20.00	95.00	100.00	0.34

Total guarantees and acceptances
Balance	~~W~~	1,309,577	22,499	10,485	1,465	168	1,344,194
Allowances		—	—	2,097	1,394	168	3,659

		—	—	20.00	95.00	100.00	0.27

Shinhan Financial Group Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements, Continued

December 31, 2003 and 2002

(In millions of Won and thousands of U.S. dollars)

(17) Pledged assets

Assets pledged as collateral as of December 31, 2003 and 2002 are as follows:

Accounts	2003		2002	Related transactions for
Cash and due from banks	~~W~~	9,254	9,465	Credit card loans and beneficiary certificates
Securities		6,884,465	1,515,725	Borrowings, derivatives and settlements
Land and buildings		121,823	—	Collaterals

	~~W~~	7,015,542	1,525,190

(18) Insured assets

Details of Insured assets as of December 31, 2003 and 2002 are as follows:

Assets insured	2003		2002
Cash	~~W~~	16,288	12,350
Tangible assets used in operations		1,195,239	544,195
Tangible assets held for non-operating uses		—	19,097
Other tangible assets		27,748	30,470

	~~W~~	1,239,275	606,112

In addition, the Company maintains fire insurance for its assets, key employees’ indemnity insurance, worker’s compensation insurance for its employees and other insurance policies covering loss and liability arising from accidents.

(19) Foreign Currency Denominated Assets and Liabilities

Assets and liabilities denominated in foreign currency as of December 31, 2003 and 2002 are as follows:

	Foreign currency		Equivalent Won
	2003	2002	2003		2002
Assets:
Cash and due from banks	$463,782	165,158	~~W~~	555,520	198,256
Securities	1,326,649	774,519		1,589,060	929,733
Loans	12,018,177	6,139,577		14,395,371	7,369,949
Other assets	123,287	43,554		147,673	52,283

	$13,931,895	7,122,808	~~W~~	16,687,624	8,550,221

Liabilities:
Deposits	$4,117,885	1,744,693	~~W~~	4,932,403	2,094,331
Borrowings	7,308,075	4,147,803		8,753,612	4,979,021
Debentures	1,328,370	389,900		1,591,121	469,236
Other liabilities	177,590	151,299		212,719	181,618

	$12,931,920	6,433,695	~~W~~	15,489,855	7,724,206

Shinhan Financial Group Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements, Continued

December 31, 2003 and 2002

(In millions of Won)

(20) Capital Stock

(a)	The Company issued new preferred stock for the years ended December 31, 2003 the details are as follows:

		Predetermined
	Number of	dividend
	shares	rate (%)	Redeemable period
Redeemable preferred stock:
Series 1	9,316,792	4.04	August 19, 2004 ~ August 18, 2006
Series 2	9,316,792	4.04	August 19, 2005 ~ August 18, 2007
Series 3	9,316,792	4.04	August 19, 2006 ~ August 18, 2008
Series 4	9,316,792	4.04	August 19, 2007 ~ August 18, 2009
Series 5	9,316,793	4.04	August 19, 2008 ~ August 18, 2010
Series 6	3,500,000	7.00	July 19, 2006 ~ August 18, 2006
Series 7	2,433,334	7.46	July 19, 2008 ~ August 18, 2008
Series 8	66,666	7.86	July 19, 2010 ~ August 18, 2010

	52,583,961
Redeemable convertible preferred stock:
Series 9 (*)	44,720,603	2.02	August 19, 2006 ~ August 18, 2008

	97,304,564

(*)	Convertible period	: August 19, 2004 ~ August 18, 2007
	Conversion ratio	: 1 common share to 1 preferred share
	Conversion price in Won	: ~~W~~18,086

(b)	Details of changes in capital stock for the years ended December 31, 2003 and 2002 are as follows:

	2003
	Number of shares	Capital stock
Balance at beginning of the year	292,361,125	1,461,806
Redeemable preferred stock issued:
Series 1 to 5	46,583,961	232,920
Series 6 to 8	6,000,000	30,000
Redeemable convertible preferred stock issued:
Series 9	44,720,603	223,603
Common stock issued	1,864,065	9,320
Stock exchange	176,110	881

Balance at end of the year	391,705,864	1,958,530

	2002
	Number of shares	Capital stock
Balance at beginning of the year	292,344,192	1,461,721
Stock exchange	16,933	85

Balance at end of the year	292,361,125	1,461,806

Shinhan Financial Group Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements, Continued

December 31, 2003 and 2002

(In millions of Won and thousands of U.S. dollars)

(21) Consolidated Capital Adjustments

     Consolidated capital adjustments as of December 31, 2003 and 2002 consist of the following:

	Won			U.S. dollars (Note 2)
	2003		2002	2003	2002
Treasury stock	~~W~~	(391,300)	(391,300)	$(326,682)	(326,682)
Unrealized gain (loss) on securities:
Available-for-sale securities		(153,786)	6,065	(128,390)	5,063
Investment securities accounted for by the equity method		137	26	114	22
Stock options: (note 22)
Options granted by the Company		9,626	3,004	8,036	2,508
Options granted by the subsidiaries		926	(99)	773	(83)
Cumulative effects on foreign currency translation adjustments		15,035	2,507	12,552	2,093

	~~W~~	(519,362)	(379,797)	$(433,597)	(317,079)

The treasury stocks held by Shinhan Bank is 29,873,295 shares as of December 31, 2003 and 2002. On March 3, 2004, Shinhan Bank sold those treasury stocks at ~~W~~627,339 million (~~W~~21,000 per share), through after-hour block trading.

(22) Stock Options

The stock options consist of the Company’s stock options, which were granted to the personnel of the Company and its subsidiaries, and the subsidiaries’ stock options which were granted to the personnel of the subsidiaries. As of December 31, 2003, details of the stock options granted by the Company under a resolution at the Board of Directors’ meeting are as follows:

(a) Details of the Company’s stock options

Grant date	May 22, 2002	May 15, 2003
Shares granted	1,004,200 shares	1,156,300 shares
Share expired to date	40,081 shares	8,055 shares

Shares outstanding	964,119 shares	1,148,245 shares
Type of stock options	Stock grant or price compensation	Stock grant or price compensation
Exercise price (Won)	~~W~~ 18,910	~~W~~ 11,800
Exercise period	Within 4 years after 2 years	Within 4 years after 2 years
	from grant date	from grant date
Forfeited period	after 6 years from grant date	after 6 years from grant date

Shinhan Financial Group Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements, Continued

December 31, 2003 and 2002

(In millions of Won and thousands of U.S. dollars)

(22) Stock Options, Continued

(b)	The Company calculated stock compensation costs using the fair value method for stock grant and details are as follows:

Grant date	May 22, 2002	May 15, 2003
Risk-free interest rate (%)	6.43	4.25
Expected exercise period	4 years	4 years
Expected stock price volatility (%)	27.13	22.11
Expected dividend yield (%)	—	—
Expected ratios of no-exercise (%)	—	—
Weighted average fair value in Won	~~W~~ 9,812	~~W~~ 5,292

(c)	Changes in stock compensation costs for the years ended December 31, 2003 and 2002 are as follows:

		Personnel of		Personnel of
Grant date	Stock compensation costs	the Company		subsidiaries	Total
May 22, 2002	Recorded at beginning of the year	~~W~~	643	2,361	3,004
	Incurred during the year		938	3,752	4,690
	To be recorded in subsequent years		347	1,337	1,684
May 15, 2003	Recorded at beginning of the year		—	—	—
	Incurred during the year		443	1,489	1,932
	To be recorded in subsequent years		958	3,187	4,145

(23) General and Administrative Expenses

General and administrative expenses for the years ended December 31, 2003 and 2002 consist of the following:

	Won			U.S. dollars (Note 2)
	2003		2002	2003	2002
Salaries and wages	~~W~~	514,793	345,682	$429,782	288,597
Provision for retirement and severance benefits		46,003	73,657	38,406	61,494
Other employees benefits		179,065	144,229	149,495	120,412
Rent		47,598	30,073	39,738	25,107
Entertainment		13,665	8,720	11,408	7,280
Depreciation		139,486	89,064	116,452	74,356
Amortization		43,269	12,328	36,124	10,292
Tax and dues		53,816	36,394	44,929	30,384
Advertising		42,922	52,736	35,834	44,027
Other		267,522	148,874	223,345	124,290

	~~W~~	1,348,139	941,757	$1,125,513	786,239

Shinhan Financial Group Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements, Continued

December 31, 2003 and 2002

(In millions of Won and thousands of U.S. dollars)

(24) Income Taxes

(a)	The Company is subject to income taxes based on taxable earnings, which result in the normal tax rate of 29.7%. The components of income taxes for the years ended December 31, 2003 and 2002 are as follows:

	Won			U.S. dollars (Note 2)
	2003		2002	2003	2002
Current income taxes	~~W~~	230,259	338,042	$192,235	282,219
Changes in deferred taxes:
Temporary differences		(3,100)	(83,994)	(2,588)	(70,123)
Tax loss carryforwards		26,788	524	22,364	437

	~~W~~	253,947	254,572	$212,011	212,533

(b)	Deferred income tax adjusted by temporary differences in retained earnings for the years ended December 31, 2003 and 2002 are as follows

	Temporary difference			Permanent difference
Description	2003		2002	2003	2002
Addition	~~W~~	1,198,264	—	1,634,692	23,046
Deduction		1,485,397	238,742	1,296,128	668,961

	~~W~~	(287,133)	(238,742)	338,564	(645,915)

(c)	Effective tax rates for the years ended December 31, 2003 and 2002 are as follows:

	2003		2002
Earnings before income taxes	~~W~~	253,947	254,572
Income taxes		630,979	852,316

Effective income tax rate (%)		40.25	29.87

Shinhan Financial Group Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements, Continued

December 31, 2003 and 2002

(In millions of Won)

(24)	Income Taxes, Continued

(d)	Changes in significant accumulated temporary differences and tax effects for the years ended December 31, 2003 and 2002 are as follows:

	2003
	Beginning				Ending
	balance		Increase	Decrease	balance
Deductible temporary differences:
Securities	~~W~~	252,422	185,135	5,566	431,991
Impairment loss on securities		278,886	514,251	—	793,137
Unrealized loss on securities		19,897	15,096	—	34,993
Retirement and severance benefits		68,295	25,361	—	93,656
Bad debts		160,954	306,449	—	467,403
Stock compensation costs		2,347	4,977	—	7,324
Restructured loans		8,244	254,600	—	262,844
Allowance for losses on guarantees and acceptances		35,359	32,923	—	68,282
Other		35,296	251,729	11,061	275,964

		861,700	1,590,521	16,627	2,435,594

Taxable temporary differences:
Securities		25,470	—	3,189	22,281
Unrealized loan on securities		450,866	394,584	—	845,450
Accrued income		219,612	113,540	—	333,152
Group retirement and severance benefits		59,749	29,823	—	89,572
Other		16,326	70,586	2,617	84,295

		772,023	608,533	5,806	1,374,750

Net (*)		89,677	981,988	10,821	1,060,844
Addition/Deduction:
Unrealized gain from valuation by the equity method (**)		206,689			386,200
Tax effects on subsidiaries (***)		(47,534)			(1,193,691)

Realizable temporary differences		248,832			253,353
Tax effect of cumulative temporary difference		73,903			71,165
Tax effect of cumulative temporary differences in overseas subsidiaries		—			5,745
Donation in excess of deductible limit		—			93
Tax effects of tax loss carryforwards		27,886			1,098

Net deferred tax assets (****)	~~W~~	101,789			78,101

(*)	~~W~~1,258,300 million of temporary differences arising from the acquisition of Chohung Bank in August, 2003, is included.

(**)	Tax effects on valuation gain under the equity method are not recognized due to uncertainty of realization of deferred income taxes for each subsidiary.

(***)	Tax effects of ~~W~~(18,566) million in the Company, ~~W~~1,205,483 million in Chohung Bank, ~~W~~7,066 million in Shinhan Card and ~~W~~(292) million in SH&C Life Insurance are not recognized due to uncertainty of realization in the near future or offset to tax loss carryforwads.

(****)	The amount consists of deferred tax asset of ~~W~~78,135 million and deferred tax liability of ~~W~~34 million.

(*****)	Shinhan Bank has an asset revaluation gain on land amounting to ~~W~~77,436 million as of December 31, 2003. However, the tax effect is not recognized because of uncertainty of its realization in the near future.

Shinhan Financial Group Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements, Continued

December 31, 2003 and 2002

(In millions of Won)

(24)	Income Taxes, Continued

	2002
	Beginning				Ending
	balance		Increase	Decrease	balance
Deductible temporary differences:
Securities	~~W~~	199,724	52,699	—	252,422
Impairment loss on securities		162,392	116,494	—	278,886
Unrealized loss securities		19,737	161	—	19,898
Retirement and severance benefits		679	67,616	—	68,295
Bad debt expense		108,674	52,280	—	160,954
Stock compensation expense		1,998	349	—	2,347
Allowance for losses on guarantees and acceptances		15,397	19,962	—	35,359
Restructured loans		11,609	—	3,365	8,244
Other		57,684	5,725	28,113	35,296

		577,894	315,285	31,478	861,701

Taxable temporary differences:
Securities		17,074	277	12,008	5,343
Unrealized gain on securities		489,255	—	38,388	450,867
Accrued income		333,979	—	114,367	219,612
Group retirement and severance benefits		106	59,643	—	59,749
Other		42,393	26,061	32,001	36,453

		882,807	85,981	196,764	772,024

Net (*)		(304,913)	229,304	(165,286)	89,677
Addition/Deduction
Tax effects on Jeju Bank (**)		—			(47,783)
Tax effects on SH&C Life Insurance (**)		—			249
Unrealized gain from valuation by the equity method (***)		225,795			206,689

Realizable temporary differences		(79,118)			248,832

Tax effect of cumulative temporary difference		(23,498)			73,903
Tax effects of tax loss carryforwards (****)		7,877			27,886

Net deferred tax assets (liabilities) (*****)	~~W~~	(15,621)			101,789

(*)	Temporary differences arising from the acquisition of Jeju Bank and Goodmorning Shinhan Securities amounting to ~~W~~10,884 million and ~~W~~45,143 million, respectively, are included.

(**)	Tax effects are not recognized due to uncertainty of realization in the near future.

(***)	~~W~~206,689 million of tax effects on valuation gain under the equity method are not recognized due to uncertainty of realization of deferred income taxes for each subsidiary.

(****)	Tax effects of tax loss carryforwards arising from the acquisition of Goodmorning Shinhan Securities amounting to ~~W~~69,136 million is included.

(*****)	The amount consists of deferred tax asset of ~~W~~102,051 million and deferred tax liability of ~~W~~ 262 million.

Shinhan Financial Group Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements, Continued

December 31, 2003 and 2002

(In millions of Won and thousands of U.S. dollars, except earnings per share)

(25)	Earnings Per Share

(a)	Basic earnings per share

Earnings per common share are calculated by dividing net earnings by the weighted average number of shares of common stock outstanding. Earnings per share for the years ended December 31, 2003 and 2002 are computed as follows:

	Won			U.S. dollars (Note 2)
	2003		2002	2003	2002
Net earnings for year	~~W~~	362,988	602,163	$303,046	502,724
Plus: extraordinary loss (gain)		—	—	—	—
Less: income taxes on extraordinary loss (gain)		—	—	—	—
dividends on preferred stock		83,397	—	69,625	—

Ordinary available for common stock		279,591	602,163	233,421	502,724
Weighted average number of shares outstanding (in million shares)		263	262	263	262

Ordinary income per share in Won and U.S. dollars	~~W~~	1,063	2,294	0.89	1.92

Net earnings per share in Won and U.S. dollars	~~W~~	1,063	2,294	0.89	1.92

(b)	Diluted earnings per share

For the year ended December 31, 2003, if convertible preferred stock and stock options exercised, 46,832,967 shares of common stocks would be issued, and if preferred stock converted into common stock on issue date, weighted average number of common shares outstanding is 279,523,704.

Details of diluted ordinary / net earnings per share due to dilutive effect for the year ended December 31, 2003 are as follows:

			U.S. dollars
	Won		(Note 2)
Ordinary income available for common stock	~~W~~	279,591	233,421
Plus: dividends on preferred stock		6,043	5,045
stock compensation costs		—	—

Diluted ordinary income and net earnings		285,634	238,466
Weighted average number of common shares outstanding (million shares)		279	279

Diluted ordinary income per share in Won	~~W~~	1,022	0.85

Diluted net earnings per share in Won	~~W~~	1,022	0.85

Diluted income and earnings per share for the year ended December 31, 2002 are not computed because stock options have no dilutive effect.

(c)	Securities applicable to common shares

		Number of shares
	Convertible (exercisable) period	to be issued
Preferred convertible shares	August 19, 2004 ~ August 18, 2007	44,720,603
Stock options	May 22, 2004 ~ May 22, 2008	964,119
”	May 15, 2005 ~ June 15, 2009	1,148,245

		46,832,967

     Shinhan Financial Group Co., Ltd. and Subsidiaries

     Notes to Consolidated Financial Statements, Continued

     December 31, 2003 and 2002

     (In millions of Won and thousands of U.S. dollars, except earnings per share and dividends)

(25)	Earnings Per Share, Continued

(d)	Ordinary and net earnings per share for the quarters ended in 2003 are as follows:

	Quarter ended
	March 31,		June 30,	September 30,	December 31,
	2003		2003	2003	2003
Basic ordinary income and net earnings per share in Won	~~W~~	215	175	492	181
Diluted ordinary income and net earnings per share in Won		215	175	464	168

(26)	Dividends

(a)	Dividends for the years ended December 31, 2003 and 2002 are calculated as follow:

	2003				2002
	Common		Preferred		Common
	shares		shares	Total	shares
Total number of share issued and outstanding (shares)		294,401,300	97,304,564	391,705,864	292,361,125
Shares excluded (shares) (*)		(29,873,359)	—	(29,873,359)	(29,873,674)

		264,527,941	97,304,564	361,832,505	262,487,451
Face value per share in Won		5,000	5,000	5,000	5,000
Dividend per share in Won (**)	~~W~~	600	857	669	600

Dividend rate per share (%)		12	17.14	13.38	12

Dividends in Won	~~W~~	158,717	83,397	242,114	157,492

(*)	Dividends on shares held by subsidiaries as of December 31, 2003 and 2002 are not paid.

(**)	Dividends per share on preferred stock are weighted average amount and details are as follows:

	Number of	Dividend per	Dividend rate
	shares	share in Won	per share (%)	Dividends
Redeemable preferred stock:
Series 1	9,316,792	270	5.40	2,518
Series 2	9,316,792	270	5.40	2,518
Series 3	9,316,792	270	5.40	2,518
Series 4	9,316,792	270	5.40	2,518
Series 5	9,316,793	270	5.40	2,518
Series 6	3,500,000	10,500	210.0	36,750
Series 7	2,433,334	11,190	223.8	27,229
Series 8	66,666	11,790	235.8	786

	52,583,961			77,355
Redeemable convertible preferred stock:
Series 9	44,720,603	135	2.70	6,042

	97,304,564			83,397

Shinhan Financial Group Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements, Continued

December 31, 2003 and 2002

(In millions of Won and thousands of U.S. dollars, except earnings per share and dividends)

(26)	Dividends, Continued

(b)	Payout ratios for the years ended December 31, 2003 and 2002 are calculated as follows:

	2003				2002
	Common		Preferred		Common
	shares		shares	Total	shares
Dividends in Won	~~W~~	158,717	83,397	242,114	157,492
Net earnings in Won (*)	~~W~~	278,830	83,397	362,227	603,931

Payout ratios (%)		56.92		66.84	26.08

(*)	Ordinary income available for common stock based on non-consolidated financial statements is considered.

(c)	Dividend yields on common shares for the years ended December 31, 2003 and 2002 are calculated as follows:

	2003		2002
Dividends per share in Won	~~W~~	600	600
Stock price in Won at the balance sheet date		18,513	13,813

Dividends yields (%)	~~W~~	3.24	4.34

(27)	Statements of Cash Flows

(a)	Cash and cash equivalents as of December 31, 2003 and 2002 in statements of cash flows are equivalent to cash and due from banks on the balance sheets.

(b)	Significant transactions not involving cash inflows or outflows for the years ended December 31, 2003 and 2002 are as follows:

	2003		2002
Acquisition of shares in subsidiaries through stock exchange	~~W~~	929,559	—
Decrease in stockholders’ equity due to acquisition of treasury stock by subsidiaries		—	62,939
Decrease in stockholders’ equity due to merger between subsidiaries		—	40,110
Changes in unrealized gain on available-for-sale securities		69,698	125,161
Reclassification of trading securities to available-for-sale securities		—	214,006
Reclassification of loans to loans convertible into equity securities		38,545	73,905
Reclassification of loans to available-for-sale securities		127,907	192,756
Changes in consolidated retained earnings		10,848	510
Reclassification of advance payments to financing leases		250,847	7,227
Reclassification of advance payments to operating lease assets		12,455	6,003

Shinhan Financial Group Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements, Continued

December 31, 2003 and 2002

(In millions of Won and thousands of U.S. dollars)

(28) Derivatives

     (a) Details of unsettled derivative instruments as of December 31, 2003 and 2002 are as follows:

		2003
		Purpose of transactions
		Trading		Hedge	Total
Currency related	Forwards	~~W~~	14,840,784	351,365	15,192,149
	Futures		47,550	—	47,550
	Swap		3,644,048	18,039	3,662,087
	Call options		271,465	—	271,465
	Put options		265,730	—	265,730

			19,069,577	369,404	19,438,981

Interest rate related	Futures		212,670	7,785	220,455
	Call options		70,000	—	70,000
	Put options		75,700	—	75,700
	Swap		12,535,881	2,835,600	15,371,481
	Government bonds		50,189	—	50,189

			12,944,440	2,843,385	15,787,825

Stock price Index related	Futures		220,022	—	220,022
	Stock swap		2	—	2
	Call options		981,590	111,231	1,092,821
	Put options		1,047,973	—	1,047,973
	ELS		21	—	21
	Warrants		367	—	367

			2,249,975	111,231	2,361,206

		~~W~~	34,263,992	3,324,020	37,588,012

		2002
		Purpose of transactions
		Trading		Hedge	Total
Currency related	Forwards	~~W~~	3,732,439	—	3,732,439
	Swap		645,577	24,080	669,657
	Call options		18,006	—	18,006
	Put options		24,008	—	24,008

			4,420,030	24,080	4,444,110

Interest rate related	Futures		378,499	4,308	382,807
	Options		20,000	—	20,000
	Swap		4,775,747	1,647,336	6,423,083

			5,174,246	1,651,644	6,825,890

Stock price Index related	Futures		29,176	63,805	92,981
	Options		37,868	—	37,868

			67,044	63,805	130,849

		~~W~~	9,661,320	1,739,529	11,400,849

Shinhan Financial Group Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements, Continued

December 31, 2003 and 2002

(In millions of Won)

(28)	Derivatives, Continued

(b)	Valuation on trading and hedging derivative instruments as of December 31, 2003 and 2002 are as follows:

	2003
	Valuation gain (losses)				Fair value
	Trading		Hedge	Total	Assets	Liabilities
Currency related:
Forwards	~~W~~	(4,905)	1,826	(3,079)	146,208	157,678
Swap		(3,785)	(1,769)	(5,554)	63,834	51,769
Call options		924	—	924	5,128	—
Put options		(1,134)	—	(1,134)	—	5,515

		(8,900)	57	(8,843)	215,170	214,962

Interest rate related:
Call options		763	—	763	1,225	—
Put options		(744)	—	(744)	—	1,176
Swap		(22,526)	(18,583)	(41,109)	166,253	138,678
Government bonds		57	—	57	—	6

		(22,450)	(18,583)	(41,033)	167,478	139,860

Stock price Index related:
Futures		(248)	—	(248)	—	10,542
Stock swap		125	—	125	—	265
Call options		59,271	10,667	69,938	106,119	—
Put options		(63,731)	—	(63,731)	—	105,813
ELS		8,739	—	8,739	214	—
Warrants		(812)	—	(812)	29,855	—

		3,344	10,667	14,011	136,188	116,620

	~~W~~	(28,006)	(7,859)	(35,865)	518,836	471,442

	2002
	Valuation gain (losses)				Fair value
	Trading		Hedge	Total	Assets	Liabilities
Currency related:
Forwards	~~W~~	21,184	—	21,184	51,731	32,412
Swap		(2,457)	(4,417)	(6,874)	12,763	19,818
Call options		558	—	558	439	—
Put options		(775)	—	(775)	—	743

		18,510	(4,417)	14,093	64,933	52,973

Interest rate related:
Options		12	—	12	146	146
Swap		(2,711)	11,797	9,086	54,915	57,538

		(2,699)	11,797	9,098	55,061	57,684

Stock price Index related:
Futures		(1,233)	—	(1,233)	449	1,648
Options		1,407	—	1,407	—	372

		184	—	184	449	2,020

	~~W~~	15,995	7,380	23,375	120,443	112,677

Shinhan Financial Group Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements, Continued

December 31, 2003 and 2002

(In millions of Won)

(29)	Commitments and Contingencies

(a)	Guarantees and acceptances

Guarantees and acceptances and commitments as of December 31, 2003 are summarized as follows:

Guarantees and acceptances outstanding	~~W~~	2,275,222
Contingent guarantees and acceptances		3,162,571
Commitments		3,663,764
Endorsed bills		7,045,629

(b)	The Company and its subsidiaries pledged its 10 blank notes, 2 blank checks and 5 notes amounting to ~~W~~1,742 million to financial institutions as collateral for borrowings.

(c)	Litigation

As of December 31, 2003, the Company and its subsidiaries has 180 pending lawsuits as a defendant (total amount: ~~W~~932,497 million). The Company’s management expects that ultimate liability and significant losses as a result of these lawsuits would not materially effect their financial position.

(d)	Loans and securities related to companies involved in bankruptcy proceedings, composition proceedings or workout programs with creditors

As of December 31, 2003, the Company and its subsidiaries are holding loans (including guarantees) provided to and securities issued by companies involved in bankruptcy proceedings, composition proceedings or workout programs with creditors amounting to ~~W~~871,788 million. The Company recorded an allowance for losses on these loans and incurred valuation losses on these securities in accordance with Korean GAAP. However, the ultimate recoverability of these loans and securities will depend on the terms of the companies’ restructuring plans approved by the bankruptcy court or the creditors and the success of the companies in implementing the plans. The ultimate outcome of this matter cannot presently be determined.

(e)	Loans sold under repurchase agreements to Korea Asset Management Corporation

As of December 31, 2003, the Company and its subsidiaries have outstanding loans, which were transferred to the Korea Asset Management Corporation (KAMCO) and are subject to be repurchased when certain conditions are met, amounting to ~~W~~95,689 million. Related to these outstanding loans, those subsidiaries established ~~W~~23,468 million of an allowance for loan losses as of December 31, 2003, however, additional gains or losses will be recorded upon repurchase of or settlement for the loans by KAMCO in accordance with the recourse provisions.

(f)	Securitization

Prior to the year ended December 31, 2002, Shinhan and Chohung Bank sold loans through issuing asset backed securities and have provided ~~W~~174,160 million of reselling rights for the purpose of credit enhancement and ~~W~~40,000 million of guarantees as of December 31, 2003 in relation to those sales. In accordance with this securitization plans, additional losses may be recorded upon exercising reselling rights.

Shinhan Financial Group Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements, Continued

December 31, 2003 and 2002

(In millions of Won)

(29)	Commitments and Contingencies, Continued

(g)	Subsidy for Trust accounts

As of December 31, 2003, Shinhan, Chohung and Jeju Bank guarantees repayment of principal and, in certain cases, minimum interest earnings on trust account assets in total amount of ~~W~~3,128 billion. Additional losses will be recorded based upon the results of the future operations of these guaranteed trust accounts.

(h)	Loans related to Financially Troubled Companies

As of December 31, 2003, Shinhan Bank and Chohung Bank are holding loans (including guarantees and acceptances) provided to and securities issued by SK Networks Co., Ltd. (formerly SK Global Co., Ltd.), amounting to ~~W~~396,058 million and ~~W~~303,011 million, respectively. As regards to those loans and securities, Shinhan Bank provides ~~W~~110,982 million of allowance for loan losses and recorded ~~W~~1,178 million of impairment loss on available-for-sale securities, and Chohung Bank provides ~~W~~93,784 million of allowance for loan losses, as of December 31, 2003. Actual losses on those loans and securities may differ materially from the management’s assessments and the accompanying consolidated financial statements do not reflect the impact of the uncertainty on the financial position of the Company and its subsidiaries.

As of December 31, 2003, Shinhan Bank, Chohung Bank and Goodmorning Shinhan Securities Co., Ltd. are holding loans provided to and securities issued by LG Card Co., Ltd., which has been controlled by creditor banks due to its liquidity crisis, amounting to ~~W~~189.3 billion, ~~W~~172.9 billion and ~~W~~22.6 billion, respectively. Actual losses on those loans and securities may differ materially from the management’s assessments and the accompanying consolidated financial statements do not reflect the impact of the uncertainty on the financial position of the Company and its subsidiaries. Additionally, Shinhan Bank and Chohung Bank have agreed with creditor banks to provide additional capital, amounting to ~~W~~81.3 billion and ~~W~~73.4 billion, respectively.

(30)	Significant Transactions among Consolidated Companies

(a)	Significant transactions

Significant transactions among consolidated companies for the years ended December 31, 2003 and 2002 are as follows:

Revenue earned	Expense incurred	Account	2003		2002
Controlling company and subsidiaries included in consolidation:
The Company	Shinhan Bank	Interest income	~~W~~	4,340	5,581
”	Goodmorning Shinhan
	Securities	Interest income		8,099	2,158
”	Shinhan Card	Interest income		54,006	925
”	Shinhan Capital	Interest income		29,714	15,006
”	Jeju Bank	Interest income		1,628	1,000
Shinhan Bank	Chohung Bank	Gain on derivatives		1,838	—
”	Goodmorning Shinhan
	Securities	Interest income		3,121	1,414
”	”	Rental income		29	21

Shinhan Financial Group Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements, Continued

December 31, 2003 and 2002

(In millions of Won)

(30)    Siginificant Transactions among Consolidated Companies, Continued

Revenue earned	Expense incurred	Account	2003	2002
Shinhan Bank	Shinhan Card	Interest income	4,445	786
”	”	Fees and commission income	57,941	55,271
”	”	Rental income	859	468
Shinhan Bank	Shinhan Capital	Interest income	3,136	6,055
”	”	Gain on derivatives	361	64
”	”	Rental income	309	271
”	Jeju Bank	Interest income	237	258
”	SH&C Life Insurance	Fees and commission income	2,723	—
”	Shinhan Bank (Trust)	Trust management income	51,695	82,270
”	Shinhan Finance	Interest income	3,136	6,055
”	”	Gain on derivatives	1,261	—
Shinhan Bank (Trust)	Shinhan Bank	Due from banking account	2,022	—
Shinhan Finance	Shinhan Bank	Interest income	827	2,224
”	”	Gain on derivatives	5	—
Chohung Bank	Shinhan Bank	Interest income	996	—
”	”	Gain on derivatives	139	—
”	Goodmorning Shinhan
	Securities	Interest income	26	—
”	SH&C Life Insurance	Fees and commission income	744	—
”	Chohung Bank (Trust)	Trust management income	8,814	—
”	”	Interest income	4,163	—
”	Chohung ITMC	Interest income	947	—
”	Chohung Deutschland	Interest income	3,000	—
Chohung Bank (Trust)	Chohung Bank	Due from banking account	2,554	—
Chohung Finance	Chohung Bank	Interest income	161	—
Goodmorning Shinhan Securities	Shinhan Bank	Interest income	1,391	257
”	”	Fees and commission income	466	—
”	Chohung Bank	Interest income	136	—
”	Shinhan Card	Rental income	242	5
”	Shinhan BNPP ITMC	Rental income	201	—
	Goodmorning Shinhan
Good Morning USA	Securities	Fees and commission income	4,113	—
Good Morning Europe	”	Fees and commission income	2,230	—
Shinhan Card	Shinhan Bank	Interest income	7	491
”	Shinhan Bank	Fees and commission income	29	—
	Goodmorning Shinhan
”	Securities	Interest income	—	106
”	Jeju Bank	Fees and commission income	81	—
”	SH&C Life Insurance	Fees and commission income	338	—
Shinhan Capital	Shinhan Bank	Interest income	437	150
”	”	Gain on derivatives	1,111	2,468
”	Chohung Bank	Interest income	690	—
Shinhan BNPP ITMC	Shinhan Bank	Interest income	393	380
”	”	Fees and commission income	—	41

Shinhan Financial Group Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements, Continued

December 31, 2003 and 2002

(In millions of Won)

(30)	Significant Transactions among Consolidated Companies, Continued

Revenue earned	Expense incurred	Account	2003		2002
Jeju Bank	Shinhan Bank	Interest income		99	83
”	Jeju Bank (Trust)	Trust management income		927	1,322
Jeju Bank (Trust)	Jeju Bank	Due from banking account		296	—
SH&C Life Insurance	Shinhan Bank	Interest income		498	180
”	”	Insurance income		514	—

				267,475	185,310
Subsidiaries accounted for by the equity method:
Shinhan Bank	Shinhan Macquarie	Rental income		—	100
”	Shinhan Data System	Rental income		43	—
e-Shinhan	Shinhan Bank	Interest income		132	—
”	Shinhan Card	Fees and commission income		22	—
”	The Company	Fees and commission income		62	—
Shinhan Macquarie	Shinhan Bank	Interest income		—	15
Shinhan Credit Information	Shinhan Bank	Fees and commission income		2,614	772
”	”	Interest income		35	—
”	Goodmorning Shinhan
	Securities	Fees and commission income		31	—
”	Shinhan Card	Fees and commission income		8,646	2,289
”	Shinhan Capital	Fees and commission income		61	—
”	Jeju Bank	Fees and commission income		623	42
Shinhan Data System	Shinhan Bank	Interest income		69	64
”	”	Other income		3,526	3,162

			~~W~~	15,864	6,444

			~~W~~	283,339	191,754

(b)	Account balances

Significant account balances among consolidated companies as of December 31, 2003 and 2002 are as follows:

Creditor	Debtor	Account	2003		2002
Controlling company and subsidiaries included in consolidation:
The Company	Shinhan Bank	Bank deposits	~~W~~	5,327	10,613
”	”	Loans		50,000	50,000
”	”	Other assets		14,644	9,196
”	Goodmorning Shinhan	Loans		130,000	130,000
	Securities
”	”	Other assets		134	134
”	Shinhan Card	Loans		1,100,000	200,000
”	”	Other assets		6,541	925
”	Shinhan Capital	Loans		644,905	369,127
”	”	Other assets		5,066	3,155

Shinhan Financial Group Co., Ltd. and Subsidiaries
Notes to Consolidated Financial Statements, Continued
December 31, 2003 and 2002
(In millions of Won)

(30) Significant Transactions among Consolidated Companies, Continued

Creditor	Debtor	Account	2003	2002
The Company	Jeju Bank	Loans	20,000	20,000
”	”	Other assets	186	186
Shinhan Bank	Chohung Bank	Securities	132,708	—
”	”	Other assets	797	—
”	Goodmorning Shinhan Securities	Loans	30,000	70,000
”	”	Other assets	4,418	1,577
”	Shinhan Card	Loans	28,500	7,500
”	”	Other assets	87	—
”	Shinhan Capital	Loans	75,933	37,959
”	”	Other assets	233	133
”	Jeju Bank	Loans	3,140	3,140
”	”	Other assets	561	—
”	SH&C Life Insurance	Other assets	1,455	—
”	Shinhan Bank (Trust)	Other assets	100,194	120,927
”	Shinhan Finance	Due from bank	16,965	7,995
”	”	Loans	280,287	316,332
”	”	Other assets	1,261	20,407
Shinhan Bank (Trust)	Shinhan Bank	Due from banking accounts	224,387	82,179
Shinhan Finance	Shinhan Bank	Loans	230,636	277,907
”	”	Other assets	5	—
Chohung Bank	Shinhan Bank	Securities	96,515	—
”	”	Other assets	4,324	—
”	Shinhan Capital	Loans	392	—
”	Chohung Bank (Trust)	Other assets	104,227	—
”	Chohung Finance	Due from bank	651	—
”	”	Loans	61,088	—
”	Chohung America	Due from bank	1,067	—
”	”	Loans	17,967	—
”	Chohung Deutschland	Due from bank	1,197	—
”	”	Loans	107,576	—
Chohung Bank (Trust)	Chohung Bank	Due from banking accounts	31,893	—
Chohung ITMC	Chohung Bank	Due from bank	50,397	—
”	”	Other assets	1,199	—
Shinhan Finance	Chohung Bank	Due from bank	10,696	—
”	”	Loans	80,958	—
Chohung Deutschland	Chohung Bank	Loans	105,539	—
Goodmorning Shinhan Securities	Shinhan Bank	Due from bank	53,064	11,908
”	”	Other assets	6,791	5,778
”	Chohung Bank	Due from bank	2,011	—
”	”	Other assets	8	—
Good Morning USA	Goodmorning Shinhan Securities	Other assets	1,117	—
Good Morning Europe	Goodmorning Shinhan Securities	Other assets	908	—

Shinhan Financial Group Co., Ltd. and Subsidiaries
Notes to Consolidated Financial Statements, Continued
December 31, 2003 and 2002
(In millions of Won)

(30) Significant Transactions among Consolidated Companies, Continued

Creditor	Debtor	Account	2003		2002
Shinhan Card	The Company	Other assets		906	—
”	Shinhan Bank	Due from bank		102	—
”	”	Other assets		1,189	387
”	Goodmorning Shinhan Securities	Other assets		4,635	3,289
”	SH&C Life Insurance	Other assets		338	—
Shinhan Capital	The Company	Other assets		773	—
”	Shinhan Bank	Short-term financial instruments		58,231	16,666
”	”	Other assets		108	—
”	”	Currency swap		1,941	2,000
Shinhan Capital	Shinhan Bank	Other assets		292	418
”	Chohung Bank	Securities		6,714	—
”	”	Other assets		173	—
Shinhan BNPP ITMC	Shinhan Bank	Cash and due from bank		4,436	8,985
”	”	Other assets		105	—
”	Goodmorning Shinhan Securities	Other assets		3,496	850
”	Shinhan Bank	Loans		—	4,922
”	”	Other assets		561	—
Jeju Bank	Jeju Bank (Trust)	Other assets		798	—
Jeju Bank (Trust)	Jeju Bank	Due from banking accounts		4,382	36,262
SH&C Life Insurance	Shinhan Bank	Cash and cash equivalents		33,563	12,327
”	”	Other assets		46	—

				3,970,744	1,843,184

Subsidiaries accounted for by the equity method:
The Company	Sinhan Credit Information	Other assets		38	—
e-Shinhan	Shinhan Bank	Cash and cash equivalents		2,158	3,718
Shinhan Macquarie	Shinhan Bank	Cash and cash equivalents		1,187	168
Shinhan Credit Information	Shinhan Bank	Cash and cash equivalents		1,686	1,395
”	”	Other assets		1,146	—
”	Shinhan Card	Other assets		892	—
”	Jeju Bank	Other assets		101	—
”	”	Other assets		60	—
Shinhan Data System	Shinhan Bank	Due from bank		2,404	2,175
”	”	Other assets		185	—
Chohung Vina	Chohung Bank	Loans		16,769

				26,626	7,456

			~~W~~	3,997,370	1,850,640

Shinhan Financial Group Co., Ltd. and Subsidiaries
Notes to Consolidated Financial Statements, Continued
December 31, 2003 and 2002
(In millions of Won)

(30) Significant Transactions among Consolidated Companies, Continued

     (c) Guarantees and acceptances

     Guarantees and acceptances as of December 31, 2003 are as follows:

			Amount of
		Guarantees and	guarantees and
Guarantor	Guarantee	acceptance provided on	acceptances
The Company	Goodmorning Shinhan Securities	Lease guarantee deposits (*)	~~W~~	50,000
Shinhan Bank	Shinhan Capital	Letter of credit		30,547
”	Shinhan Finance	Loans		11,025
Chohung Bank	Chohung Finance	Letter of credit		240
Goodmorning Shinhan Securities	Good Morning USA	Guarantees on operation		14,374

			~~W~~	106,186

(*) Interest expense incurred on lease contract is separately guaranteed.

Shinhan Financial Group Co., Ltd. and Subsidiaries
Notes to Consolidated Financial Statements, Continued
December 31, 2003 and 2002
(In millions of Won)

(31) Condensed Financial Statements of Consolidated Companies

     (a) Balance sheets

     Condensed balance sheets of the Company and its subsidiaries as of December 31, 2003 and 2002 are as follows:

	2003
				Total stockholders’
Subsidiaries	Total assets		Total liabilities	equity
Controlling company and subsidiaries included in consolidation:
The Company	~~W~~	8,294,430	2,176,875	6,117,555
Shinhan Bank		70,066,189	66,550,821	3,515,368
Shinhan Bank (Trust)		1,768,128	1,768,128	—
Shinhan Finance		524,180	459,598	64,582
Chohung Bank		59,227,864	57,289,224	1,938,640
Chohung Bank (Trust)		1,345,158	1,345,158	—
Chohung ITMC		69,636	1,495	68,141
Chohung Finance		144,708	109,947	34,761
Chohung America		386,498	322,274	64,224
Chohung Deutschland		204,071	171,002	33,069
Goodmorning Shinhan Securities		2,928,017	2,290,044	637,973
Good Morning Europe		7,364	60	7,304
Good Morning USA		5,981	198	5,783
Shinhan Card		1,778,191	1,620,555	157,636
Shinhan Capital		1,153,907	1,051,683	102,224
Shinhan BNPP ITMC		47,461	2,489	44,972
Jeju Bank		1,785,961	1,682,328	103,633
Jeju Bank (Trust)		14,958	14,958	—
SH&C Life Insurance		114,012	87,970	26,042

		149,866,714	136,944,807	12,921,907
Subsidiaries accounted for by the equity method:
e-Shinhan		3,924	225	3,699
Shinhan Macquarie		11,255	7,642	3,613
Shinhan Credit Information		13,588	9,726	3,862
Shinhan Data System		2,697	532	2,165
Chohung Vina		149,347	126,849	22,498

		180,811	144,974	35,837

	~~W~~	150,047,525	137,089,781	12,957,744

Shinhan Financial Group Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements, Continued

December 31, 2003 and 2002

(In millions of Won)

(31) Condensed Financial Statements of Consolidated Companies, Continued

		2002
				Total stockholders’
Subsidiaries		Total assets	Total liabilities	equity
Controlling company and subsidiaries included in consolidation:
The Company	~~W~~	4,784,979	774,759	4,010,220
Shinhan Bank		58,889,402	56,028,924	2,860,478
Shinhan Bank (Trust)		1,742,131	1,742,131	—
Shinhan Finance		513,726	446,894	66,832
Goodmorning Shinhan Securities		1,570,244	982,268	587,976
Good Morning Europe		3,942	56	3,886
Good Morning USA		9,462	1,980	7,482
Shinhan Card		2,473,694	2,226,234	247,460
Shinhan Capital		960,234	876,551	83,683
Shinhan BNPP ITMC		47,081	1,918	45,163
Jeju Bank		1,800,648	1,699,577	101,071
Jeju Bank (Trust)		16,045	16,045	—
SH&C Life Insurance		29,738	478	29,260

		72,841,326	64,797,815	8,043,511
Subsidiaries accounted for by the equity method:
e-Shinhan		5,758	475	5,283
Shinhan Macquarie		3,503	2,675	828
Shinhan Credit Information		3,931	810	3,121
Shinhan System		2,108	229	1,879

		15,300	4,189	11,111

	~~W~~	72,856,626	64,802,004	8,054,622

Shinhan Financial Group Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements, Continued

December 31, 2003 and 2002

(In millions of Won)

(31) Condensed Financial Statements of Consolidated Companies, Continued

(b) Statements of earnings

Condensed statements of earnings of the Company and its subsidiaries for the years ended December 31, 2003 and 2002 are as follows:

		Year ended December 31, 2003
		Operating	Operating	Operating	Ordinary	Net earnings
Subsidiaries		revenue	expense	income (loss)	income (loss)	(losses)
Controlling company and subsidiaries included in consolidation:
The Company	~~W~~	486,428	121,480	364,948	362,227	362,227
Shinhan Bank		4,851,995	4,180,640	671,355	685,756	476,023
Shinhan Bank (Trust)		118,533	114,349	4,184	—	—
Shinhan Finance		16,868	19,440	(2,572)	(2,114)	(2,114)
Chohung Bank		5,425,189	6,107,050	(681,861)	(915,775)	(965,951)
Chohung Bank (Trust)		128,692	128,758	(66)	—	—
Chohung ITMC		13,630	6,104	7,526	6,274	4,411
Chohung Finance		10,296	21,796	(11,500)	(11,392)	(11,392)
Chohung America		22,313	18,615	3,698	3,937	2,280
Chohung Deutschland		12,370	13,959	(1,589)	(1,362)	(1,130)
Goodmorning Shinhan Securities		649,701	619,693	30,008	68,616	35,813
Good Morning Europe		2,546	2,723	(177)	(177)	(177)
Good Morning USA		2,782	4,129	(1,347)	(2,044)	(1,728)
Shinhan Card		431,863	506,606	(74,743)	(90,063)	(89,824)
Shinhan Capital		145,355	116,084	29,271	22,565	15,755
Shinhan BNPP ITMC		12,728	10,604	2,124	2,629	1,834
Jeju Bank		137,162	137,005	157	727	4,751
Jeju Bank (Trust)		1,703	1,703	—	—	—
SH&C Life Insurance		44,986	47,478	(2,492)	(3,369)	(3,369)

		12,515,140	12,178,216	336,924	126,435	(172,591)
Subsidiaries accounted for by the equity method:
e-Shinhan		1,714	3,361	(1,647)	(1,583)	(1,583)
Shinhan Macquarie		11,454	7,816	3,638	3,804	2,559
Shinhan Credit Information		25,557	24,309	1,248	1,096	741
Shinhan Data System		4,264	4,143	121	204	163
Chohung Vina		8,254	5,645	2,609	3,762	3,762

		51,243	45,274	5,969	7,283	5,642

	~~W~~	12,566,383	12,223,490	343,893	133,718	(166,949)

Shinhan Financial Group Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements, Continued

December 31, 2003 and 2002

(In millions of Won)

(31) Condensed Financial Statements of Consolidated Companies, Continued

		Year ended December 31, 2002
		Operating	Operating	Operating	Ordinary	Net earnings
Subsidiaries		revenue	expense	income (loss)	income (loss)	(losses)
Controlling company and subsidiaries included in consolidation:
The Company	~~W~~	643,360	41,141	602,219	603,931	603,931
Shinhan Bank		4,821,339	3,888,932	932,407	842,993	595,866
Shinhan Bank (Trust)		133,114	131,452	1,662	—	—
Shinhan Finance		22,385	14,692	7,693	8,171	8,171
Goodmorning Shinhan Securities		482,873	474,722	8,151	11,845	31,624
Good Morning Europe (*)		703	1,544	(841)	(849)	(849)
Good Morning USA (*)		9,703	7,984	1,719	1,516	1,516
Shinhan Card		228,954	228,213	741	798	504
Shinhan Capital		152,314	139,302	13,012	10,988	7,635
Shinhan ITMC		12,773	6,312	6,461	6,066	4,605
Jeju Bank		145,558	129,404	16,154	12,502	12,502
Jeju Bank (Trust)		1,165	1,859	(694)	—	—
SH&C Life Insurance		338	1,243	(905)	(905)	(905)

		6,654,579	5,066,800	1,587,779	1,497,056	1,264,600
Subsidiaries accounted for by the equity method:
e-Shinhan		2,529	3,776	(1,247)	(1,094)	(1,094)
Shinhan Macquarie		5,127	5,405	(278)	(742)	281
Shinhan Credit Information		3,136	3,001	135	162	121
Shinhan System		2,905	2,795	110	145	145

		13,697	14,977	(1,280)	(1,529)	(547)

	~~W~~	6,668,276	5,081,777	1,586,499	1,495,527	1,264,053

(*) Operating results from April 1, 2002 to December 31, 2002 are reflected.

(32) Financial Performance

Financial performance for the quarters ended December 31, 2003 and 2002 are as follows:

			Quarter ended
		Quarter ended	December 31, 2002
		December 31, 2003	(Unaudited)
Operating revenue	~~W~~	3,078,037	1,536,457
Operating income		401,326	270,996
Net earnings		104,756	167,605
Net earnings per share in Won		181	638

Shinhan Financial Group Co., Ltd. and Subsidiaries

Notes to Consolidated Financial Statements, Continued

December 31, 2003 and 2002

(33) Economic Environment

In common with other Asian countries, the economic environment in the Republic of Korea continues to be volatile. In addition, the Korean government and the private sector continue to implement structural reforms to historical business practices including corporate governance. The Company may be either directly or indirectly affected by these economic conditions and the reform program described above. The accompanying consolidated financial statements reflect management’s assessment of the impact to date of the economic environment on the financial position and results of operations of the Company. Actual results may differ materially from management’s current assessment.